Exhibit 10.2

STOCKHOLDERS AGREEMENT

of

LEGACY RESERVES INC.

Dated as of December 11, 2019

i

ii

Schedules

Schedule 1	GSO Stockholders

Schedule 2	Noteholder Backstop Stockholders

Schedule 3	Capitalization Table

Schedule 4	Initial Directors

Schedule 5	Initial Officers

Exhibits

Exhibit A	Joinder Agreement

Exhibit B	Form of ROFO Response

iii

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of December 11, 2019 (the “Closing Date”), by and among Legacy Reserves Inc., a Delaware corporation (the “Company”), each of the Persons who are listed on Schedule 1 hereto (collectively, together with their Permitted Affiliates who on or after the date hereof own Company Common Shares, the “GSO Stockholders”, and each, a “GSO Stockholder”), each of the Persons who are listed on Schedule 2 hereto (the “Noteholder Backstop Stockholders”, and each, a “Noteholder Backstop Stockholder”) and each Person who hereafter becomes a party hereto pursuant to Article IV as a Stockholder.

RECITALS

WHEREAS, pursuant to the Joint Chapter 11 Plan of Reorganization for the Company and its Debtor Affiliates, dated as of November 4, 2019 (the “Plan”), on the Closing Date, the GSO Stockholders, on the one hand, and the Noteholder Backstop Stockholders and certain other Persons, on the other hand, have been issued shares of Common Stock;

WHEREAS, as of the date hereof, and following the consummation of the transactions contemplated by the Plan (the “Closing”), each Stockholder owns the number and class of shares in the Company as they are entitled to receive under the Plan, which amounts shall be as set forth opposite such Stockholder’s name on Schedule 3 attached hereto (the “Capitalization Table”), which Capitalization Table may be updated from time to time by the Company and shall be maintained by the Company in its books and records; and

WHEREAS, the Stockholders and the Company desire to promote the interests of the Company and their mutual interests as stockholders of the Company by establishing herein certain terms and conditions governing the rights and obligations in respect of stockholding in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1           Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with reference to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.  Notwithstanding the foregoing, for the purposes of this Agreement, except for purposes of Section 2.5 (Corporate Opportunities), Section 3.3 (Confidentiality), Section 6.8 (Indemnification) and Section 8.16 (No Recourse), The Blackstone Group, L.P., a Delaware limited partnership, and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or controlled by The Blackstone Group, L.P. or an Affiliate thereof shall not be considered or otherwise deemed to be an “Affiliate” of GSO Capital or any of its Affiliates, but any fund or account managed, advised or subadvised, by GSO Capital or any of its Affiliates shall, for the avoidance of doubt, be considered an “Affiliate” of GSO Capital for all purposes hereunder.

“Applicable Law” means, with respect to any Person, matter, fact pattern, circumstance, event or occurrence, all Laws applicable to such Person, matter, fact pattern, circumstance, event or occurrence.

“beneficially own” has the meaning given to such term in Rule
13d-3 under the 1934 Act and, for all applicable purposes hereof, a Person’s beneficial ownership of Equity Securities shall be calculated in accordance with the provisions of such Rule.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York, New York, United States of America.

“Bylaws” means the Third Amended and Restated Bylaws of the Company, dated as of the date hereof, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the Charter and this Agreement.

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, dated as of the date hereof, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and this Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company Common Shares” means shares of Common Stock or other shares of common stock or common equity equivalents of the Company (including any Conversion Shares) held at the time of determination.

“Company Competitor” means any Person that, directly or indirectly, (a) is a Specified Business, or (b) has (directly or indirectly) a material ownership stake in a Specified Business (other than an investment of not more than one percent (1%) of the securities of a publicly-traded company, or such Person does not have, and does not exercise, any management or operation rights with respect to such company beyond the scope of its equity ownership as a passive investor).  For the purposes of this definition, “Specified Business” means: (i) any material competitor of the Company or any of its Subsidiaries, or (ii) any current or prior material suppliers or vendors or the Company or any of its Subsidiaries.

“Company Sale” means a transaction or series of related transactions where the Stockholder Majority determines to (a) Transfer to one or more Persons a number of Equity Securities representing more than fifty percent (50%) of the Common Stock held by all Stockholders, (b) merge the Company with a Person, (c) sell all or substantially all of the assets of the Company to one or more Persons, or (d) otherwise enter into a business combination between the Company and one or more Persons (in any case, whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of securities, by sale, exchange or transfer of assets, or otherwise); provided that a Transfer to an Affiliated Person of the Stockholder Majority shall only constitute a Company Sale in that event that (i) such Transfer satisfies any of the preceding clauses (a) through (d) and (ii) such Transfer is the result of a bona fide sale process (as determined by the Board in good faith) involving at least one (1) other Person as a potential purchaser in such Transfer that is not an Affiliate of the Stockholder Majority.

“Contract” means any legally binding contract, agreement, subcontract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture and arrangement (including any and all amendments and modifications thereto), whether written or oral.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of another Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise, or (b) the direct or indirect ownership of more than fifty percent (50%) of the equity or voting interests in such Person.

“Debtor(s)” means Legacy Reserves Inc., a Delaware corporation; Legacy Reserves GP, LLC, a Delaware limited liability company; Legacy Reserves LP, a Delaware limited partnership; Legacy Reserves Finance Corporation, a Delaware corporation; Legacy Reserves Services LLC, a Texas limited liability company; Legacy Reserves Operating LP, a Delaware limited partnership; Legacy Reserves Energy Services LLC, a Texas limited liability company; Legacy Reserves Operating GP LLC, a Delaware limited liability company; Dew Gathering LLC, a Texas limited liability company; Pinnacle Gas Treating LLC, a Texas limited liability company; and Legacy Reserves Marketing LLC, a Texas limited liability company.

“Demand Holder” means, without duplication, (a) each of the GSO Stockholders and (b) any Stockholders collectively owning forty percent (40%) or more of the outstanding Company Common Shares.

“Director” means a member of the Board.

“Equity Securities” means any shares of any class of capital stock of the Company (including any Voting Securities).

“Established OTC Marketplace” means an industry-recognized established over-the-counter marketplace, including (but not limited to) the OTC Markets Group’s OTCQX exchange and OTCQB exchange and other similar trading marketplaces, but excluding, for the avoidance of doubt, the “pink sheets” or other similar trading marketplaces.

“Exit Facility” has the meaning set forth in the Plan.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Governmental Authority” means any supra-national (including the European Union), national, federal, state, provincial, municipal, local or foreign government or political subdivision thereof, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal, including self-regulated organizations or other non-governmental regulatory or quasi‑governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Applicable Law).

“Group” has the meaning assigned to such term in Section 13(d)(3) of the 1934 Act.

“GSO Capital” means GSO Capital Partners LP, a Delaware limited partnership.

“GSO Majority” means one or more GSO Stockholders holding a majority of the issued and outstanding Common Stock held by the GSO Stockholders, at any time of determination.

“Holder” means any Stockholder holding Registrable Shares.

“Independent” means with respect to any Director, any such Director who satisfies the definition of “Independent Director” set forth in NASDAQ Marketplace Rule 4200(a)(15).

“Involuntary Transfer” means any Transfer, other than by voluntary act of a Stockholder or its Affiliates, and any proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any Equity Securities or any Equity Securities shall become encumbered, whether or not such Stockholder consents to such proceeding or action, including, (a) any seizure under levy of attachment or execution, (b) any foreclosure upon a pledge of, or a security interest in, Equity Securities, (c) any Transfer in connection with any bankruptcy or similar proceedings relating to such Stockholder, or (d) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property.  “Involuntary Transferee” shall have a corresponding meaning.

“IPO” means, with respect to any Company (or any successor or Affiliate thereof), an underwritten initial public offering of equity securities of the Company (or any successor or Affiliate thereof) pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, or any similar successor form or another form used for a purpose similar to the intended use for such forms) resulting in aggregate gross proceeds to the Company and/or selling Stockholders of at least two hundred million dollars ($200,000,000) (provided that, such minimum threshold may be waived in the sole discretion of the GSO Majority) and that results in the issuer’s common equity securities being listed on the New York Stock Exchange, Nasdaq or other comparable national securities exchange.

“Law” means any statute, law (including common law), ordinance, rule, regulation, code, order, constitution, treaty, judgment, decree, or other requirement, in each case, of any Governmental Authority.

“Lock-up Period” means, with respect to any Registration which involves an underwritten offering, the period beginning ten (10) days prior to the “pricing” of such offering and ending (a) one hundred and eighty (180) days after the “pricing” of such offering (in the case of the IPO) or (b) ninety (90) days after the “pricing” of such offering (in the case of any offering other than the IPO), or, in each case, such shorter or longer period as the managing underwriter for any underwritten offering may reasonably agree or reasonably request.

“Management Stockholders” has the meaning set forth in the Management Stockholders Agreement.

“Management Stockholders Agreement” means that certain Management Stockholders Agreement, dated as of December 11, 2019, by and among the Company, the GSO Stockholders and the Management Stockholders party thereto from time to time.

“Member of the Immediate Family” means, with respect to any individual, each parent, spouse or child (including those adopted) of such individual and each custodian or guardian of any property of one (1) or more of such Persons in the capacity as such custodian or guardian.

“Noteholder Backstop Majority” means one or more Noteholder Backstop Stockholders (or their Permitted Affiliates) holding a majority of the issued and outstanding Common Stock held by the Noteholder Backstop Stockholders (and their Permitted Affiliates), at any time of determination.

“Permitted Affiliate” means, (a) with respect to any Stockholder that is not a natural person, any limited partner, member, investors, co-investment vehicles or similar investment vehicles established, sponsored, managed or advised by such Stockholder or its Affiliates (as such terms are customarily used among institutional investors) of such Stockholder, and (b) with respect to any Stockholder that is a natural person, one (1) or more Members of the Immediate Family of such Stockholder, or to a trust for the benefit of such Stockholder or one (1) or more of the Members of the Immediate Family of such Stockholder, so long as such Stockholder controls such trust and guarantees the obligations of such Person in connection with any of the provisions herein; provided that, notwithstanding the foregoing, in no event shall a Permitted Affiliate be a Company Competitor.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any Group composed of two (2) or more of the foregoing.

“Preemptive Right Excluded Issuance” means any of the following: (a) issuances or grants under the Company’s management incentive plan or approved by the Board; (b) issuances or grants of Additional Securities in connection with any reorganization, recapitalization or similar transaction approved by the Board in which the economic rights of the Company’s then-existing Equity Securities are preserved in all material respects (with all Equity Securities within a particular class being treated in a substantially identical manner as all other Equity Securities within such class); (c) issuances of Additional Securities by the Company or any of its Subsidiaries (i) to the seller(s) (including issuances to members of management of any acquired entity) pursuant to, and in consideration for, an acquisition of any Person undertaken by the Company or any Subsidiary of the Company that is approved by the Board or (ii) in connection with a joint venture, partnership or other similar strategic relationship approved by the Board; provided that, in each case, in no event shall such Additional Securities constitute greater than ten percent (10%) of all issued and outstanding Company Common Shares (on a pro forma basis, taking into account such issuance of Additional Securities); (d) issuances of Additional Securities by the Company or any of its Subsidiaries (or any successors thereof) pursuant to an IPO or any other public offering; (e) issuances of Additional Securities in connection with any equity split or reverse equity split or equivalent action by the Company or any of its Subsidiaries; and (f) issuances of Additional Securities in connection with a debt financing of the Company or any of its Subsidiaries that is approved by the Board.

“Registrable Shares” means (a) any and all Company Common Shares held at the time of determination, and (b) any other securities issued and issuable therefor or with respect thereto, whether by way of stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization, distribution or similar event.  As to any particular Registrable Shares, such securities shall cease to constitute Registrable Shares when (i) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the 1933 Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (ii) such securities have been sold to the public pursuant to a Rule 144 Transfer, (iii) such securities shall have been otherwise transferred to a Person and subsequent disposition of such securities shall not require registration or qualification under the 1933 Act or any similar state law then in force and, if such securities are in certificated form, newly issued certificates for such securities that do not bear a legend restricting further transfer shall have been delivered by the Company or its transfer agent, or (iv) such securities shall have ceased to be outstanding.

“Restricted Person” means an individual (a) who has been convicted of a crime involving moral turpitude, (b) who has a material personal interest in a Company Competitor, (c) who is in a material conflict of interest with the Company or any of its Subsidiaries or their respective businesses, or (d) for whom any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the 1933 Act applies to him or her.

“Rule 144 Pro Rata Portion” means, as of any time of determination, with respect to any Stockholder, the maximum aggregate number of Company Common Shares held by the Stockholders that are then permitted to be sold by the Stockholders as a group in accordance with Rule 144(e), multiplied by such Stockholder’s percentage ownership of the total number of issued and outstanding Company Common Shares held by all Stockholders immediately after giving effect to the consummation of the IPO.

“Rule 144 Transfer” means any transfer for value conducted in accordance with Rule 144 promulgated under the 1933 Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Stockholder Majority” means one (1) or more Stockholders holding a majority of the issued and outstanding Company Common Shares, at any time of determination.

“Stockholders” means (a) for all purposes of this Agreement except as set forth in the following clause (b), any of the GSO Stockholders, the Noteholder Backstop Stockholders and any Person who hereafter becomes a party hereto pursuant to Article IV and (b) for the purposes of determining a Stockholder Majority (as such term is used in this Agreement), any Person holding issued and outstanding Company Common Shares, including the Management Stockholders.

“Subsidiary” means, as to any Person (other than an individual), another Person (other than an individual) in which such first Person from time to time, directly or indirectly, through one (1) or more intermediaries, holds a majority of the outstanding equity or economic interests.

“Third Party Partner” means a current or future Stockholder who is designated as a “Third Party Partner” for purposes of this Agreement by the GSO Majority in its sole discretion.

“Total Voting Power” means, at any time, the total number of Votes represented by all Voting Securities outstanding at such time.

“Transfer” means, (a) directly or indirectly, any sale, transfer, assignment, conveyance, exchange or other disposition of, or entrance into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, exchange or disposition of (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings and any other form of Involuntary Transfer, including as a result of any of the actions set forth in clause (b) of this definition), or (b) directly or indirectly, any pledge, encumbrance or hypothecation, either voluntarily or involuntarily (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings and any other form of Involuntary Transfer), or entrance into any Contract, option or other arrangement or understanding with respect to the pledge, encumbrance or hypothecation of, in each case, any Equity Securities or any interest in such Equity Securities, it being understood that in the event any Stockholder is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) and it ceases to be controlled by the Person controlling such Stockholder, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.  Solely for the purposes of Section 4.2, Section 5.1 and Section 5.2, the term “Transfer” shall only mean the actions set out in clause (a) of this definition.  The terms “Transferred”, “Transferring” and “Transferee” have correlative meanings.

“Votes” means votes entitled to be cast generally in the election of Directors, assuming the conversion of any securities of the Company then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

“Voting Power” means, with respect to any Person, at any time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities directly owned by such Person that are outstanding at such time to (b) the Total Voting Power outstanding at such time.  Any references to, and the calculation of, a Stockholder’s Voting Power in this Agreement shall include, without duplication, the Voting Power of such Stockholder and any Voting Power of its Permitted Affiliates (but only for so long as such Persons are and continue to be Permitted Affiliates hereunder).

“Voting Securities” means (a) the Common Stock, and (b) shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

Section 1.2           Table of Defined Terms.

TERM	SECTION

144 Notice	6.15
Acceptance Period	5.3(b)(ii)
Additional Security	5.3(b)(i)
Advice	6.6
Agreement	Preamble
automatic shelf registration statement	6.6(m)
Blackout Period	6.11
Capitalization Table	Recitals
CEO Director	2.1(a)(i)(B)
Closing	Recitals
Closing Date	Preamble
Company	Preamble
Confidential Information	3.3
Conversion Shares	6.14
Corporate Opportunity	2.5
Demand Registration	6.2(a)
Desired Price per Share	4.2(b)
DH Representative	6.2(b)
Drag-Along Notice	5.1(a)
Drag-Along Party	5.1(a)
Drag-Along Pro Rata Share	5.1(a)
Drag-Along Representative	5.1(a)
Drag-Along Transaction	5.1(a)
Effectiveness Period	6.2(a)
Fair value	4.3(c)
FINRA	6.7(a)
GSO Designee	2.1(a)(i)(A)
GSO Director	2.1(a)(i)(A)
GSO Stockholder(s)	Preamble
Independent Director	2.1(a)(i)(A)
Initial Purchaser	5.3(b)(v)
Joinder	4.1(c)
Listing Period	6.16(a)
Marketed Shelf Offering	6.3(b)
Noteholder Backstop Director	2.1(a)(i)(A)
Noteholder Backstop Stockholder(s)	Preamble
Notifying Investor	6.16
Officer	2.4
Officer Director	2.1(a)(i)(C)
Other Agreements	8.9

Over-Allotment Right	5.3(b)(ii)
Permitted Transfer	5.2(i)
Piggyback Holder	6.3(a)
Piggyback Shelf Registration	6.3(b)
Piggyback Underwritten Offering	6.3(a)
Plan	Recitals
Preemptive Notice	5.3(b)(ii)
Preemptive Right	5.3(b)(ii)
Preemptive Right Holder	5.3(b)(i)
Prohibited Stockholder	3.1(a)
Proportionate Share	5.3(b)(ii)
Proposed Issuance	5.3(b)(ii)
Proposed Purchaser	5.3(b)(ii)
Registration	6.6
Replying Stockholder	4.2(b)
Request Notice	6.2(a)
Revoking Holders	6.2(c)
ROFO Notice	4.2(a)
ROFO Response	4.2(b)
ROFO Sale	4.2(c)
ROFO Shares	4.2(a)
ROFO Transfer Period	4.2(d)
Section 4(a)(2) Securities	7.1(b)(i)
Shelf Registration	6.3(b)
Shelf Registration Statement	6.3(b)
Stockholder Affiliate	8.16
Stockholder Agreement	Exhibit
Stockholder Group Member	2.5
Stockholder Representatives	3.3
Tag Offer Period	5.2(a)
Tag-Along Notice	5.2(a)
Tag-Along Offeree	5.2(a)
Tag-Along Pro Rata Share	5.2(a)
Tag-Along Securities	5.2(a)
Tag-Along Transaction	5.2(a)
Tag-Along Transferor	5.2(a)
Transferring ROFO Stockholder	4.2(a)
Undesignated Registrable Shares	6.3(b)

Section 1.3           Other Definitional Provisions.

(a)          All references in this Agreement to Articles, Sections, clauses, Exhibits and Schedules shall be deemed to be references to Articles, Sections and clauses of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires.  The Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement (and, for purposes of clarification, references to this “Agreement” shall include all Exhibits and Schedules attached hereto).  Words in the singular include the plural, and words in the plural include the singular.  Any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The term “or” is not exclusive and shall have the meaning represented by the term “and/or”.  The word “extent” in the phrase “to the extent” shall mean the degree or proportion to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or restated, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  All references to a “party” or “parties” mean a party or parties to this Agreement unless the context requires otherwise.  Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.

(b)        The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The use of the masculine, feminine or neuter gender form of words used herein (including defined terms) shall not limit any provision of this Agreement.

(c)          Each of the parties hereto has been represented by its own counsel and acknowledges that it has participated in the drafting of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any agreement, instrument or document to be drafted.

ARTICLE II.

CORPORATE GOVERNANCE

Section 2.1           Board Representation.

(a)          Appointment.

(i)           From and after the Closing, except as otherwise expressly provided herein, the Board shall be comprised of up to seven (7) Directors (subject to increase pursuant to the proviso below) of whom:

(A)        for so long as the GSO Stockholders own fifty percent (50%) or more of the Company Common Shares that they owned, in the aggregate, on the Closing Date (subject to adjustment for stock splits, stock subdivisions and other similar actions), five (5) shall be designees of the GSO Majority (or, with the prior written consent of the GSO Majority, of one or more Third Party Partners) (each, a “GSO Designee”); provided that, at the election of the GSO Majority the GSO Designees may be either Independent (each, an “Independent Director”) or not Independent (each, a “GSO Director”); provided, further that, in the event that the GSO Stockholders own less than fifty percent (50%) but equal to or greater than ten percent (10%) of the Company Common Shares that they owned, in the aggregate, on the Closing Date (subject to adjustment for stock splits, stock subdivisions, and other similar actions), the number of GSO Designees shall be automatically adjusted so that the GSO Designees constitute a proportional number of the Directors (i.e., ranging from fifty percent (50%) to ten percent (10%) of the total number of directors of the Board, but rounding up to the nearest whole number of Director designees); provided, further that in the event that the GSO Stockholders own less than ten percent (10%) of the Company Common Shares that they owned, in the aggregate, on the Closing Date (subject to adjustment for stock splits, stock subdivisions, and other similar actions), then the GSO Majority shall not be entitled to designate any GSO Designee pursuant to this clause (A); provided, further that, in the event that the Noteholder Backstop Stockholders acquire and continue to hold, in the aggregate, greater than seven percent (7%) of the issued and outstanding Company Common Shares (on a fully-diluted basis) as of the Closing Date (subject to adjustment for stock splits, stock subdivisions, and other similar actions), one (1) of the GSO Directors that is designatable pursuant to this clause (A) by the GSO Majority (or, with the prior written consent of the GSO Majority, of one (1) or more Third Party Partners), shall instead be designated by the Noteholder Backstop Majority (the “Noteholder Backstop Director”); provided, further that, for the avoidance of doubt, in the event that the Noteholder Backstop Majority is entitled to designate a Noteholder Backstop Director and at such time, the GSO Stockholders are entitled to designate only one (1) GSO Designee, then, notwithstanding the foregoing, (I) the GSO Stockholders shall be entitled to designate one (1) GSO Designee and (II) the Noteholder Backstop Majority shall be entitled to designate one (1) Noteholder Backstop Director;

(B)         one (1) shall be the Chief Executive Officer of the Company (the “CEO Director”); and

(C)         one (1) shall be an officer of the Company selected by the Board (the “Officer Director”), who shall initially be Kyle M. Hammond;

provided that, for so long as the GSO Stockholders own greater than fifty percent (50%) of the Company Common Shares that they owned, in the aggregate, on the Closing Date, additional Directors (beyond those contemplated by clauses (A) through (C) immediately above) may be designated by the GSO Majority as a GSO Designee; provided, further that, such additional GSO Designees are mutually acceptable to the GSO Majority and the Board.

(ii)          Notwithstanding anything to the contrary, as of the Closing Date, the Board shall initially be composed of those individuals set forth on Schedule 4 hereto.

(iii)         The Board may designate one (1) Director to act as the chairperson of the Board.

(iv)         Notwithstanding anything to the contrary, no Director shall be an individual who is a Restricted Person (provided that clause (b) of the definition “Restricted Person” shall not apply with respect to any GSO Director).

(b)         Any Director may be removed from the Board in the manner allowed by law and the Charter and Bylaws; provided, however, that, subject to Applicable Law, the removal of a Director appointed pursuant to Section 2.1(a)(i)(A) shall only occur with the consent of the Stockholder entitled to designate such Director.  In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director, the remaining Directors and the Company shall cause the vacancy created thereby to be filled by a new designee appointed in accordance with Section 2.1(a), Section 2.1(f) or Section 2.1(g), as applicable.

(c)         The Company shall take such action as may be required under Applicable Law to cause the Board at all times to consist of the Directors specified in Section 2.1(a), Section 2.1(f) or Section 2.1(g), as applicable, and to cause the election of each Director designee designated pursuant to such Sections to the Board, including nominating such individuals to be elected as Directors as provided herein and facilitating the removal of any Director who is to be removed in accordance with the terms hereof.

(d)         Each of the Stockholders agrees to take any and all actions reasonably necessary (including nominating such individuals to be elected as members of the Board and to vote, or act by written consent with respect to, any Voting Securities beneficially owned by it, at each annual or special meeting of stockholders of the Company at which Directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary) to cause the individuals designated pursuant to Section 2.1(a), Section 2.1(f) or Section 2.1(g), as applicable to be elected to the Board.

(e)          In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated pursuant to Section 2.1(a), Section 2.1(f) or Section 2.1(g), as applicable, and the remaining Directors pursuant to Section 2.1(b) have caused the vacancy created thereby to be filled by a new designee designated pursuant to Section 2.1(a) then, in such case, each Stockholder hereby agrees to take, at any time and from time to time, all actions necessary to ratify or otherwise accomplish the same.  Upon the written request of (i) the GSO Majority, in the case of all Directors (other than, the Noteholder Backstop Director (if any)), each other Stockholder shall vote, or act by written consent with respect to, all Voting Securities beneficially owned by it and otherwise take or cause to be taken all actions necessary within his, her or its control to remove any such Director or (ii) the Noteholder Backstop Majority, in the case of the Noteholder Backstop Director (if any), each other Stockholder shall vote, or act by written consent with respect to, all Voting Securities beneficially owned by it and otherwise take or cause to be taken all actions necessary within his, her or its control to remove the Noteholder Backstop Director and, in each case of the preceding clauses (i) and (ii), to elect any replacement Director duly designated as provided in Section 2.1(b).

(f)          In the event the CEO Director ceases to be (for any reason) the Chief Executive Officer of the Company, the CEO Director shall immediately resign or otherwise be removed from the Board, and the Directors remaining in office, the Company and the Stockholders shall take such actions as reasonably necessary to elect the replacement Chief Executive Officer of the Company (or another Subsidiary of the Company) to fill such vacancy as the CEO Director.

(g)         In the event the Officer Director ceases to be (for any reason) any officer of the Company, the Officer Director shall immediately resign or otherwise be removed from the Board, and the Directors remaining in office, the Company and the Stockholders shall take such actions as reasonably necessary to elect a replacement officer of the Company (or another Subsidiary of the Company) to fill such vacancy as the Officer Director.

(h)          The Company shall reimburse each Director for the reasonable out-of-pocket expenses incurred by such Director for the purpose of attending meetings of the Board or committees thereof.

(i)          Subject to Section 3.3 and without limiting any non-waivable provisions of Applicable Law, each GSO Director shall be permitted to provide any information he or she receives in his or her capacity as a Director to any GSO Stockholder and its directors, officers and employees.

(j)          Without limiting anything contained in the Bylaws or the Charter, the Company (or an Affiliate thereof) shall enter into customary indemnification agreements with the Directors, which agreements shall include, among other provisions, exculpation, indemnification and advancement of expenses provisions.  The Company, at the discretion of the Board, may enter into customary indemnification and exculpation agreements for the benefit of Stockholders and their Affiliates (solely in their capacity as stockholders of the Company).

Section 2.2           Committees; Subsidiaries.

(a)         The Board may designate one or more committees, as the Board shall determine from time to time, provided that, subject to Applicable Law, and unless otherwise agreed to by the GSO Majority, in its sole and absolute discretion, each committee shall be composed of a majority of GSO Directors (subject to proportionate adjustments based on the ownership of Company Common Shares by the GSO Stockholders in accordance with Section 2.1(a)(i)(A)).

(b)         The board of directors (or similar governing body) of each Subsidiary of the Company shall be comprised of such number of directors or managers as determined and designated by the Board; provided that, subject to Applicable Law, and unless otherwise agreed to by the GSO Majority, in its sole and absolute discretion, each board of directors (or similar governing body) of each Subsidiary of the Company shall be composed of a majority of GSO Directors (subject to proportionate adjustments based on the ownership of Company Common Shares by the GSO Stockholders in accordance with Section 2.1(a)(i)(A)).

Section 2.3           Board Approvals; Meetings.

(a)          Subject to the immediately succeeding sentence, each Director shall have one (1) vote on any matter brought before or voted by the Board.

(b)          Except as required by Applicable Law, all actions of the Board shall be approved by the affirmative vote of a majority of the votes of the Directors present at any duly convened Board meeting in which a quorum is present.

(c)          Quorum for meetings of the Board, including any meetings that have been postponed, shall consist of a majority of the total voting power of the Board; provided that at least one (1) GSO Director is present; provided, further, that if a quorum is not present for such duly called meeting with at least three (3) Business Days’ advance notice to all Directors, then another meeting of the Board may be called and held within five (5) Business Days of such initially called meeting, and the quorum for such meeting will be a majority of the total voting power of the Board.  Meetings of the Board may be called by any Director at any time; provided that at least twenty-four (24) hours’ written notice of such meeting has been provided to the Directors or notice thereof has been waived by each Director.

(d)         Meetings of the Board or of any committee thereof may be held by means of telephone or video conferencing or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard.  Participation by a Director in a meeting pursuant to this Section 2.3(d)  will constitute presence in person at such meeting.

(e)         Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors (or members of such committee, in the case of a committee of the Board) consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with Applicable Law.

(f)          The provisions of this Section 2.3 shall apply to any meeting of the board of directors (or similar governing body) of each Subsidiary of the Company mutatis mutandis.

Section 2.4          Officers.  The Board shall appoint (or cause or instruct the appointment of), from time to time, the officers of the Company and its Subsidiaries (each, an “Officer”) and may assign titles to such Officers as the Board may deem necessary or advisable.  Each Officer shall have such powers, authority and responsibilities as are delegated in writing by the Board (or the board or other governing body of the applicable Subsidiary) from time to time.  Each Officer shall serve at the pleasure of the Board, and any appointment may be revoked by the Board at any time, with or without cause.  The Officers as of the Closing Date are as set forth on Schedule 5 hereto.

Section 2.5          Corporate Opportunities.  Except as otherwise provided in the last proviso of this Section 2.5, (a) no Stockholder and no stockholder, member, manager, partner or Affiliate of any Stockholder (other than the Company or its Subsidiaries) or their respective officers, directors, employees or agents (any of the foregoing, a “Stockholder Group Member”) shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company or any of its Subsidiaries in which the Company or one of its Subsidiaries may, but for the provisions of this Section 2.5, have an interest or expectancy (a “Corporate Opportunity”), and (b) no Stockholder nor any Stockholder Group Member (even if also a director of the Company or any of its Subsidiaries) will be deemed to have breached any fiduciary or other duty or obligation to the Company by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company or its Subsidiaries.  The Company, on behalf of itself and its Subsidiaries, renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company; provided that neither the Company nor any of its Subsidiaries renounces any interest or expectancy any of them may have in any Corporate Opportunity that is offered to a Director or an officer of the Company or its Subsidiaries who is an employee of the Company or its Subsidiaries, whether or not such individual is also a director or officer of a Stockholder, if such opportunity is expressly offered to such Person in his or her capacity as a Director or officer of the Company or its Subsidiaries and the Stockholders recognize that the Company and its Subsidiaries reserve such rights.  Notwithstanding anything contained herein to the contrary, and for the avoidance of doubt, each Stockholder who is also an officer or employee of the Company or any of its Subsidiaries shall be subject to the duties of officers or employees, as applicable, under Applicable Law.

Section 2.6          GSO Majority Consent Rights.  Notwithstanding anything contained herein to the contrary, for so long as the GSO Stockholders hold the number of Company Common Shares equal to or greater than thirty percent (30%) of the Company Common Shares that they owned, in the aggregate, on the Closing Date (subject to adjustment for stock splits, stock subdivisions, and other similar actions), neither the Company nor any of its Subsidiaries shall take any of the following actions, directly or indirectly, through amendment or otherwise, without the prior written consent of the GSO Majority (which consent shall be in its sole and absolute discretion):

(a)         create, authorize, issue, purchase, redeem, repurchase or amend the rights, preferences or privileges of, any Equity Security or equity securities of any of the Company’s Subsidiaries, including any security convertible into or exchangeable for any Equity Security or equity securities of any of the Company’s Subsidiaries, including any increase in the authorized number of (or issuance of a new class of) Equity Securities or equity securities of any of the Company’s Subsidiaries, or create, authorize, adopt or modify any option plan, equity incentive plan or phantom stock plan with respect to the Company or any of its Subsidiaries (or their respective business); provided that the foregoing shall not prohibit required repurchases in connection with incentive plans;

(b)          increase the number of Equity Security or equity securities of any of the Company’s Subsidiaries reserved for issuance to employees, directors or contractors of the Company or its Subsidiaries;

(c)          amend, restate, modify or replace the certificate of incorporation, by-laws or any other organizational documents of the Company or any of its Subsidiaries (including the Charter and Bylaws);

(d)         liquidate, wind up, dissolve or restructure the Company or any of its Subsidiaries or initiate any action relating to bankruptcy (including any action seeking to take advantage of any bankruptcy laws or any other law providing for the relief of debtors), reorganization or recapitalization with respect to any such Person;

(e)          initiate a public offering (including an IPO) of the Equity Security or equity securities of any of the Company’s Subsidiaries (or any successor thereto);

(f)          merge or consolidate with any other Person or sell all or substantially all of the Company’s or any of its Subsidiaries’ assets, or enter into any transaction that would result in a change of control of the Company or any of its Subsidiaries;

(g)        enter into transactions or agreements with Affiliates of the Company (other than wholly-owned Subsidiaries of the Company), including for the avoidance of doubt, any Persons Affiliated with any Stockholders or directors or officers of the Company or any of its Subsidiaries;

(h)        incur or guarantee any indebtedness, in each case in an amount greater than $5,000,000, in any single transaction, or which would result in outstanding indebtedness obligations in excess of $10,000,000 in the aggregate, or amend the material terms of or otherwise refinance such indebtedness;

(i)          incur any liens outside of the ordinary course of business;

(j)           change the accounting firm retained to audit the Company’s and its Subsidiaries’ financial statements; and

(k)          propose, agree or commit to do any of the foregoing set forth in Sections 2.6(a) through (j).

Section 2.7        Non-GSO Directors Consent Rights.  Notwithstanding anything contained herein to the contrary, neither the Company nor any of its Subsidiaries shall enter into any transaction between the Company and its Subsidiaries, on the one hand, and Affiliates of GSO Capital, on the other hand, which (a) contemplate aggregate payments by the Company or any of its Subsidiaries to such Affiliates in excess of $15,000,000 during any fiscal year and (b) are not on terms reflective of arms’-length negotiations, without the consent of the majority of the Independent Directors then in office (or the consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Stockholders holding a majority of the Company Common Shares held by the disinterested Stockholders (with respect to such transaction) at such time, if there are no Independent Directors then in office).  This Section 2.7 shall no longer be of any force or effect in the event that the Company (or any successor or Affiliate thereof) is listed on an Established OTC Marketplace or on a national securities exchange.

ARTICLE III.

INFORMATION RIGHTS

Section 3.1           Reports.

(a)         The Company shall provide to each Stockholder (other than, except to the extent permitted by the Board, Stockholders who were former officers or employees of the Company or any of its Subsidiaries and who are involved or otherwise engaged, directly or indirectly, with a Company Competitor (each, a “Prohibited Stockholder”)):

(i)          on a quarterly basis, and on the later of (A) within forty-five (45) days following the end of each of the first three (3) fiscal quarters during each fiscal year and (B) such time as such financial statements are delivered to the lenders under the Exit Facility (or any senior credit facility of the Company), copies of the consolidated and unconsolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and consolidated and unconsolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter, prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of notes thereto); and

(ii)         on an annual basis, and on the later of (A) within ninety (90) days following the end of each of fiscal year and (B) such time as such financial statements are delivered to the lenders under the Exit Facility (or any senior credit facility of the Company), audited annual consolidated and unconsolidated financial statements of the Company (which shall, for the avoidance of doubt, include the consolidated and unconsolidated balance sheet, income statement and statement of cash flows), prepared in accordance with GAAP.

(b)        The information required to be delivered pursuant to Section 3.1(a) shall be made available to the Stockholders (other than the Prohibited Stockholders) by the Company causing the posting thereof to a secure password-protected website maintained on behalf of the Company to which each of the Stockholders has access.

(c)          For the avoidance of doubt, and notwithstanding anything contained in this Agreement to the contrary, no Stockholder shall be entitled to receive any reports and/or information (or access thereto) if the Board, based on the advice of outside legal counsel to the Company, reasonably determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client or other legal privilege of the Company or its Subsidiaries, to protect highly confidential proprietary information, or for substantially similar reasons.

(d)         Notwithstanding anything contained in this Agreement to the contrary, the Company shall have no obligation with respect to this Section 3.1 if at the applicable time of determination, the Company is filing periodic reports with the SEC (which filing status shall be subject to Section 6.16(b)).

Section 3.2          Quarterly Conference Calls.  Beginning no earlier than ninety (90) days after the Closing Date, the Company shall participate in quarterly conference calls with Stockholders (which may be a single conference call with multiple Stockholders), except for the Prohibited Stockholders who will have no rights under this Section 3.2, to discuss the Company’s results of operations for the immediately preceding fiscal quarter.  Each quarterly conference call will take place following the last day of each fiscal quarter and not later than ten (10) Business Days following the date on which the Company distributes the quarterly or annual financial statements pursuant to Section 3.1(a), as applicable.  No fewer than two (2) Business Days prior to each quarterly conference call, the Company will provide a notice to the Stockholders (except for the Prohibited Stockholders) with the time and date of such conference call as well as the instructions for obtaining access to such conference call.  Notwithstanding anything contained in this Agreement to the contrary, the Company shall have no obligation with respect to this Section 3.2 if at the applicable time of determination, the Company is filing periodic reports with the SEC.

Section 3.3          Confidentiality.  Each Stockholder shall maintain in strict confidentiality any confidential, non-public or proprietary information provided pursuant to this Agreement or otherwise in connection with its investment in the Company (including any and all information described in, or obtained pursuant to, this Article III and information provided to the Directors), including any information with regard to the business, customers, assets or affairs of the Company or any of its Subsidiaries (“Confidential Information”) and shall not disclose such information to third parties without the prior written consent of the Board, except: (a) to the extent such Confidential Information has become generally available to the public (other than through disclosure in contravention of this Agreement), (b) to such Stockholder’s directors, officers, trustees, partners, equityholders (actual and prospective), Affiliates, employees, agents, lenders and other financing sources and professional consultants (“Stockholder Representatives”) on a “need to know” basis or in the ordinary course of such Stockholder’s business; provided that such Stockholder (i) informs each such Stockholder Representative of the confidential nature of such Confidential Information and of this provision and its terms and (ii) causes each such Stockholder Representative to treat such Confidential Information in compliance with the provisions of this Section 3.3 (and the applicable Stockholder shall be liable for any breach of this paragraph by its Stockholder Representatives), (c) to any Person to which such recipient offers to Transfer any Equity Securities (provided that (i) such Transfer would be permitted by the terms of this Agreement, and (ii) the prospective Transferee has, prior to disclosure of any Confidential Information thereto, first entered into a customary confidentiality agreement with respect to such Confidential Information in form and substance reasonably satisfactory to the Board), (d) to any other Stockholder or any Director, (e) to the extent required to be disclosed by such Stockholder, its Affiliates or any of its Stockholder Representatives pursuant to applicable securities laws or stock exchange rules, and (f) with the Company’s prior written consent.  If any Stockholder (or any other recipient of Confidential Information obligated to comply with this Section 3.3) is requested to disclose Confidential Information by Applicable Law or any Governmental Authority having jurisdiction over such Stockholder or other recipient, such Stockholder or other recipient will promptly notify the Company to permit the Company or its applicable Subsidiary to seek a protective order or other reasonable assurance that confidential treatment will be accorded to such Confidential Information and such Stockholder or other recipient will use reasonable efforts to cooperate with the Company’s efforts to seek such protective order or other reasonable assurance.  If, in the absence of a protective order, such Stockholder or other recipient is compelled as a matter of Applicable Law to disclose any such Confidential Information in any proceeding or pursuant to legal process, such Stockholder or other recipient may disclose to the Governmental Authority compelling disclosure only the part of such Confidential Information as, at the advice of its counsel, is required by Applicable Law to be disclosed (in which case, prior to such disclosure, such Stockholder or other recipient will advise and consult with the Company or the relevant Subsidiary and their respective counsel as to such disclosure and the nature and wording of such disclosure) and such Stockholder or other recipient will use commercially reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded to such Confidential Information.  Notwithstanding anything contained herein to the contrary, each GSO Stockholder shall be permitted to disclose any information provided pursuant to this Agreement or otherwise in connection with its investment in the Company as part of customary marketing materials (consisting of information regarding the nature and performance of such GSO Stockholder’s investment in the Company, including any information furnished by the Company to such GSO Stockholder pursuant to Section 3.1).

ARTICLE IV.

TRANSFERS

Section 4.1          Transfer Restrictions.

(a)         Subject to Sections 4.2, 5.1 and 5.2, each Stockholder shall be permitted to, directly or indirectly, Transfer any of its Equity Securities to any Person; provided that, no Transfer shall be permitted to a Company Competitor without first obtaining the written consent of GSO Majority.

(b)        Notwithstanding anything herein or otherwise to the contrary, any otherwise permitted Transfer shall be null and void if (i) such Transfer may require the registration of such Transferred Equity Securities pursuant to any applicable federal, state or foreign securities laws, (ii) such Transfer may result in a violation of Applicable Laws, (iii) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Transferred Equity Securities, (iv) prior to such Transfer, the Company and the Board do not receive a copy of the Joinder duly executed by the proposed Transferee as required pursuant Section 4.1(c), or (v) to the extent applicable, the Transferring Stockholder failed to comply with Section 4.2 (if the Transferring Stockholder is not a GSO Stockholder) or Section 5.2, as applicable.

(c)         Without limiting anything contained herein (including Section 4.1(b)(v)), prior to the consummation of any Transfer of Equity Securities and as a condition thereto, (i) the Stockholder proposing to effect such Transfer will give the Company and the Board, a written notice thereof, and (ii) the Transferee of such the Equity Securities must execute and deliver to the Company and the Board an agreement in writing to be bound by the terms and conditions of this Agreement as (and to the same extent, and shall have the same obligations and rights as) the Transferring Stockholder (i.e., as a GSO Stockholder if the Transferring Stockholder is a GSO Stockholder, or as a Noteholder Backstop Stockholder if the Transferring Stockholder is a Noteholder Backstop Stockholder), pursuant to a Joinder Agreement substantially in the form attached as Exhibit A hereto (a “Joinder”).

(d)          Any Transfer or attempted Transfer of Equity Securities in violation of any provision of this Agreement shall be null and void ab initio.

Section 4.2           Right of First Offer.

(a)         For so long as the GSO Stockholders collectively own the number of Company Common Shares equal to or greater than fifty percent (50%) of the Company Common Shares that they owned, in the aggregate, on the Closing Date (subject to adjustment for stock splits, stock subdivisions, and other similar actions), in the event that any Stockholder (other than another GSO Stockholder) (such Stockholder, the “Transferring ROFO Stockholder”) determines to Transfer all or a portion of its Equity Securities (collectively, the “ROFO Shares”) to any Person (other than to a Permitted Affiliate), then the Transferring ROFO Stockholder shall first, before making any Transfer or offering to Transfer any ROFO Shares, deliver a written notice to such effect (the “ROFO Notice”) to the GSO Stockholders, setting forth the number of ROFO Shares that the Transferring ROFO Stockholder desires to sell.

(b)         The GSO Stockholders shall notify the Transferring ROFO Stockholder in writing (the “ROFO Response”) within twenty-one (21) days of its receipt of the ROFO Notice whether the GSO Stockholders have an interest in acquiring any portion of the ROFO Shares and shall include in their ROFO Response the price per ROFO Share that the GSO Stockholders desire to pay (the “Desired Price per Share”).  If a ROFO Response substantially in the form attached hereto as Exhibit B is delivered in accordance with the prior sentence, then the Transferring ROFO Stockholder and the GSO Stockholders shall in good faith negotiate the terms of a sale of the ROFO Shares to the GSO Stockholders.

(c)         The GSO Stockholders shall have twenty (20) Business Days from the date of the ROFO Notice to enter into a definitive agreement with the Transferring ROFO Stockholder for the Transfer of all of the applicable ROFO Shares of the Transferring ROFO Stockholder, during which time the Transferring ROFO Stockholder shall engage in good faith negotiations with the GSO Stockholders to attempt to reach a reasonable agreement with respect to such ROFO Shares.  Thereafter, the Transferring ROFO Stockholder and the GSO Stockholders shall then have ten (10) Business Days from the date of such agreement to consummate such purchase of the ROFO Shares (any such purchase, a “ROFO Sale”), which period shall be extended as appropriate in case of required regulatory approvals or any undue delay or delays caused by the Transferring ROFO Stockholder.

(d)         In the event that the Transferring ROFO Stockholder and the GSO Stockholders fail to consummate a ROFO Sale during the time periods referred to in Section 4.2(c), the Transferring ROFO Stockholder may, during the one hundred and fifty (150) days immediately thereafter (which period may be extended upon agreement by the Transferring ROFO Stockholder and the GSO Majority) (the “ROFO Transfer Period”), elect to Transfer (without limiting Section 5.2), all of the ROFO Shares that are the subject of the ROFO Notice to an independent third party; provided that such ROFO Shares may not be sold for less than one hundred and one percent (101%) of the highest Desired Price per Share contained in a ROFO Response (as modified) made by the GSO Stockholders for such ROFO Shares.  If the Transferring ROFO Stockholder does not Transfer all of the ROFO Shares or such Transfer is not consummated within the ROFO Transfer Period, the rights provided hereunder shall be deemed to be revived and the ROFO Shares shall not be Transferred to any Person unless first re-offered to the GSO Stockholders in accordance with this Section 4.2.

(e)        At the closing of any Transfer pursuant to this Section 4.2, the Transferring ROFO Stockholder shall deliver to each GSO Stockholder that is purchasing ROFO Shares an assignment agreement and such other appropriate transfer instruments Transferring all of the applicable ROFO Shares to such GSO Stockholder, duly executed, free and clear of any liens or other encumbrances, against delivery of the purchase price therefor.

(f)          For the avoidance of doubt, the provisions of this Section 4.2 shall not apply to any Transfers in a Drag-Along Transaction or, subject to the second parenthetical in Section 4.2(d), Tag-Along Transaction.

Section 4.3           Involuntary Transfers.

(a)        Without limiting anything contained in this Agreement, upon the Involuntary Transfer of Equity Securities held by any Stockholder, such Stockholder shall promptly (but in no event later than two (2) days after such Stockholder becomes aware of any such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee and giving a detailed description of the circumstances giving rise to and the legal basis for the Involuntary Transfer.  For the avoidance of doubt, the GSO Stockholders’ rights pursuant to Section 4.2 and (except in connection with the Company’s exercise of its rights pursuant to Sections 4.3(b) and (c)) the Stockholders’ rights pursuant to Section 5.2 shall apply to any Involuntary Transfer to the same extent as they would apply to any other Transfer.

(b)         In the event that the GSO Stockholders’ decline to exercise their rights pursuant to Section 4.2 in connection with any Involuntary Transfer, then the Company, at the Board’s discretion, shall have the same rights held by the GSO Stockholders’ that are specified in Section 4.2 with respect to such Involuntary Transfer as if the Involuntary Transfer had been a proposed voluntary Transfer by a Stockholder except that (i) the Company’s rights under this Section 4.3 shall not terminate if the GSO Stockholders fail to collectively own the number of Company Common Shares set forth in Section 4.2(a), (ii) the time periods shall run from the date of receipt by the Company of actual notice of the Involuntary Transfer, (iii) such rights shall be exercised by delivery of the ROFO Response to the Involuntary Transferee rather than the Stockholder who suffered or will suffer the Involuntary Transfer, and (iv) the per share purchase price for the ROFO Shares shall be negotiated between the Involuntary Transferee and the Company; provided that, if such parties fail to enter into a definitive agreement within twenty (20) Business Days after the date of receipt by the Company of actual notice of the Involuntary Transfer, the per share purchase price of the ROFO Shares shall be determined in accordance with Section 4.2(c).

(c)          If the Company and the Involuntary Transferee fail to agree upon the per share purchase price of the ROFO Shares in accordance with Section 4.2(b), then the Company shall purchase the ROFO Shares at a per share purchase price equal to the Fair Value (as hereinafter defined) thereof.  The Fair Value of the ROFO Shares shall be determined by an independent appraiser reasonably and in good faith selected by the Company, which shall be a nationally recognized investment banking firm or nationally recognized expert experienced in the valuation of corporations engaged in the business conducted by the Company and its Subsidiaries.  The appraiser shall conduct its determination of the Fair Value of the ROFO Shares as promptly as reasonably practicable.  Such determination shall be final and binding on the Involuntary Transferee and the Company.  The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser.  For purposes of this Section 4.3(c), the “Fair Value” of the Transferred Shares means the per share fair market value of such Transferred Shares determined in accordance with this Section 4.3(c) based upon all considerations that the appraisers reasonably determine to be relevant.

ARTICLE V.

ADDITIONAL TRANSFER PROVISIONS; PREEMPTIVE RIGHTS

Section 5.1           Drag-Along Right.

(a)         After the Closing Date, if the Stockholder Majority elect to effect a Company Sale, then such Stockholder Majority (the Stockholder Majority in its capacity as such under this Section 5.1(a), the “Drag-Along Representative”) may (but shall not have an obligation to) notify the other Stockholders not included in such Stockholder Majority (each a “Drag-Along Party”) in writing (the “Drag-Along Notice”) at least fifteen (15) Business Days prior to the consummation of such Company Sale (the “Drag-Along Transaction”).  The Drag-Along Notice shall specify the identity of the prospective parties involved in the Drag-Along Transaction, a reasonable summary of the material terms and conditions of the Drag-Along Transaction and a copy of any form of agreement proposed to be executed in connection therewith (but only if available at the time the Drag-Along Notice is delivered).  If the Drag-Along Representative delivers such Drag-Along Notice: (A) the Drag-Along Party shall be deemed to approve the proposed Drag-Along Transaction, (B) to the extent any vote or consent to the Drag-Along Transaction is required, the Drag-Along Party shall vote for and consent to such Drag-Along Transaction (including on behalf of all of its Equity Securities and on behalf of all Equity Securities with respect to which the Drag-Along Party has the power to direct the voting thereof) and shall waive any dissenter’s rights, appraisal rights or similar rights which the Drag-Along Party may have in connection therewith, (C) no Drag-Along Party shall raise any objections to the proposed Drag-Along Transaction, (D) the Drag-Along Party shall agree to sell its Drag-Along Pro Rata Share of each class of Equity Securities being sold in such Drag-Along Transaction (or such lesser number of Equity Securities if so designated by the Drag-Along Representative in the Drag-Along Notice) on the same terms and conditions as the Stockholder Majority, subject to clause (F) below and Section 5.1, (E) the Drag-Along Party shall execute all documents reasonably required to effectuate such Drag-Along Transaction, as determined by the Drag-Along Representative in good faith, (F) the Drag-Along Party shall be obligated to provide the same representations, warranties, covenants, agreements, indemnities (on a pro rata basis (but not a joint and several basis); provided that the aggregate liability (including any indemnification obligation) of the Drag-Along Party in the Drag-Along Transaction shall not exceed the consideration received by the Drag-Along Party for the sale of its Equity Securities in such transaction, other than in the case of fraud, intentional misrepresentation or willful misconduct on the part of the Drag-Along Party) and other obligations that the Drag-Along Representative agrees to provide in connection with such Drag-Along Transaction (other than any such obligations that relate specifically to a particular holder of Equity Securities, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of such Person’s Equity Securities, which shall be solely the responsibility of such holder), and (G) each Drag-Along Party shall take all other actions reasonably necessary or desirable, as reasonably determined by the Drag-Along Representative, to cause the consummation of such Drag-Along Transaction on the terms proposed by the Drag-Along Representative (including, in connection with a Drag-Along Transaction involving a sale of all or substantially all of the assets of the Company and its Subsidiaries, causing the Company and its Subsidiaries to enter into such agreements and arrangements with the applicable third party purchaser of such assets in connection with such Company Sale in a form and on terms and conditions reasonably acceptable to the Drag-Along Representative consistent with the foregoing).  Notwithstanding the foregoing, except with respect to any Drag-Along Party that is an employee of the Company or any of its Subsidiaries, no Drag-Along Party shall be required to execute agreements in connection with any Drag-Along Transaction containing non-competition, non-solicitation, no-hire and/or and confidentiality provisions which are more restrictive than those entered into by the Stockholders constituting the Stockholder Majority exercising its rights under this Section 5.1; provided that with respect to any Drag-Along Party that is an employee of the Company or any of its Subsidiaries, such Drag-Along Party shall only be required to execute agreements in connection with any Drag-Along Transaction containing non-competition, non-solicitation, no-hire and/or and confidentiality provisions to the extent that such provisions are reasonable and customary, in light of the circumstances of the Drag-Along Transaction.  As used herein, “Drag-Along Pro Rata Share” of the Drag-Along Party means the number derived by multiplying (x) the total number of Equity Securities of such class held by the Drag-Along Party, by (y) a fraction, the numerator of which is the total number of Equity Securities of such class to be sold by the Stockholder Majority triggering this Section 5.1 in the Drag-Along Transaction and the denominator of which is the total number of the then outstanding Equity Securities of such class held by such Stockholder Majority.

(b)        The obligations of the Drag-Along Party with respect to the proposed Drag-Along Transaction are subject to the condition that upon the consummation of the Drag-Along Transaction, the Drag-Along Party, to the extent entitled thereto based on the Equity Securities held thereby, shall receive the same form of consideration as the Stockholder Majority triggering this Section 5.1 (less any applicable taxes or withholding obligations).

(c)         If requested by the Drag-Along Representative, at least five (5) Business Days prior to the consummation of a Drag-Along Transaction, the Drag-Along Parties shall deliver to the Company to hold in escrow pending transfer of the consideration therefor, the duly endorsed certificate or certificates representing the Equity Securities held by the Drag-Along Party to be sold, and a stock power and limited power-of-attorney authorizing the Drag-Along Representative to take all actions reasonably necessary to sell or otherwise dispose of such Equity Securities.  In the event that a Drag-Along Party should fail to deliver such Equity Securities (or the certificates evidencing such Equity Securities), the Company shall cause the books and records of the Company to show that such Equity Securities are bound by the provisions of this Section 5.1 and that such Equity Securities may be Transferred to the purchaser in such Drag-Along Transaction.

(d)          If a proposed Drag-Along Transaction is consummated, then each Drag-Along Party shall bear its pro rata share (based upon the relative aggregate amounts of consideration received by such Drag-Along Party as compared to the aggregate amounts received by the other Stockholders participating in such Drag-Along Transaction) of all costs of sale of the Equity Securities pursuant to such Drag-Along Transaction to the extent such costs are not otherwise paid by the Company or the acquiring party.  Costs incurred by any Drag-Along Party in connection with a Drag-Along Transaction shall not be considered costs of the Drag-Along Transaction hereunder.

(e)          Whenever more than one (1) class of Equity Securities is outstanding, the Board shall make all determinations of pro rata shares rights and obligations under this Section 5.1 reasonably and in good faith.

(f)         Without limiting anything contained in this Agreement (including this Section 5.1), (i) any Company Sale may be structured as an auction and may be initiated by the delivery to the Company of a written notice that the Stockholder Majority triggering this Section 5.1 has elected to initiate an auction sale procedure, (ii) the Drag-Along Representative, on behalf of such Stockholder Majority, shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information, selecting the winning bidder and negotiating the requisite documentation, and (iii) the Company and each Stockholder (whether a Drag-Along Party or otherwise) shall provide reasonable assistance with respect to these actions as reasonably requested by the Drag-Along Representative in connection therewith.

(g)         Each Stockholder acknowledges that even if a Drag-Along Notice has been given, none of the Stockholder Majority triggering this Section 5.1, the Drag-Along Representative or the Company shall have any obligation to consummate any Drag-Along Transaction or shall have any liability to any Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such Drag-Along Transaction, except to the extent of any failure to comply with any express provision of this Section 5.1.

Section 5.2           Tag-Along Right.

(a)         Subject to and without limiting Section 5.1, after the Closing Date, in the event any Stockholder(s) (each in its capacity as such, a “Tag-Along Transferor”), individually or together with other Stockholders, propose to Transfer, in a single transaction or series of related transactions, Equity Securities constituting, in the aggregate, ten percent (10%) or more of the then issued and outstanding Equity Securities of the Company (other than pursuant to an Exempted Transfer) (the “Tag-Along Transaction”), such Tag-Along Transferor shall deliver a written notice (the “Tag-Along Notice”) to each other Stockholder that holds a class of Equity Securities proposed to be sold in such Tag-Along Transaction (each, in respect of such class, a “Tag-Along Offeree”) at least twenty (20) days prior to consummating such Tag-Along Transaction, specifying the identity of the prospective Transferee(s), the number of the Tag-Along Transferor’s Equity Securities of such class to be Transferred (with respect to a particular class, the “Tag-Along Securities”), a summary in reasonable detail of the material terms and conditions of the Transfer and a copy of any form of agreement proposed to be executed in connection therewith (if available at the time the Tag-Along Notice is delivered).  Each Tag-Along Offeree may elect to participate in the contemplated Transfer on the same terms and conditions applicable to such class by delivering written notice to the Tag-Along Transferor within fifteen (15) days after delivery of the Tag-Along Notice, which notice shall specify the number of Equity Securities of the affected class that such Tag-Along Offeree desires to include in such proposed Transfer; provided that such number of Equity Securities shall not exceed the Tag-Along Pro Rata Share for such class.  If the Tag-Along Offerees fail to elect to include in a Tag-Along Transaction all of their Tag‑Along Pro Rata Share, then the other Tag-Along Offerees may elect to increase (on a pro rata basis) their respective Tag-Along Pro Rata Share by the portion of the Tag-Along Offerees’ Tag-Along Pro Rata Share that they elected not to include, within five (5) Business Days following the expiration of such fifteen (15)-day period after delivery of the Tag‑Along Notice (the “Tag Offer Period”).  If any Tag-Along Offeree does not give such notice prior to the expiration of the Tag Offer Period, then the Tag-Along Transferor may Transfer the Tag-Along Securities to any Person on terms and conditions that are not materially more favorable to the Tag‑Along Transferor than those set forth in the Tag-Along Notice at any time within one hundred and fifty (150) days after expiration of the Tag Offer Period (provided that if any governmental or other third party approval is required with respect to such Transfer, then such period shall be extended until a reasonable time after such approvals are obtained).  Any Tag-Along Securities not Transferred by the Tag-Along Transferor during such one hundred and fifty (150)-day period (as such period may be extended pursuant to the immediately preceding sentence) shall again be subject to the provisions of this Section 5.2 prior to any subsequent Transfer.  As used herein, “Tag-Along Pro Rata Share” of a Tag-Along Offeree means the number derived by multiplying (i) the total number of Equity Securities of such class then held by such Tag-Along Offeree, by (ii) a fraction, the numerator of which is the total number of Equity Securities of such class included in the Tag-Along Securities, and the denominator of which is the aggregate number of Equity Securities of such class then held by all of the Tag-Along Transferor(s).

(b)        To the extent that one (1) or more Tag-Along Offerees exercise their right of participation pursuant to Section 5.2(a), then, at the Tag-Along Transferor(s) option, either (i) the number of Equity Securities that the Tag-Along Transferor(s) and each other participating Tag‑Along Offeree may sell in the transaction in respect of the applicable class shall be reduced on a pro rata basis (based on the relative number of Equity Securities of the applicable class(es) that each such Person validly elects to sell in such transaction) to a number equal to the overall number of Equity Securities of the applicable class(es) to be sold to the prospective purchaser, or (ii) the aggregate number of Equity Securities of the applicable class(es) to be sold in the transaction shall be increased to accommodate the Equity Securities of the applicable class(es) of those participating Tag-Along Offerees pursuant to this Section 5.2.

(c)         The Tag-Along Transferor shall not Transfer any Tag-Along Securities to any prospective Transferee if such prospective Transferee declines to purchase Equity Securities from participating Tag-Along Offerees, unless the Tag-Along Transferor acquires from each such participating Tag-Along Offeree (on the terms set forth in the Tag-Along Notice) its pro rata number of Equity Securities of the applicable class (or, if less, the number of Equity Securities of such class that such Tag-Along Offeree requested to Transfer to such Transferee) as such Tag‑Along Offeree would have been entitled to sell in such transaction pursuant to Section 5.2 at the same price and/or substantially the same terms and conditions as would be applicable in a direct sale of such Equity Securities to the proposed Transferee pursuant to Section 5.2.

(d)          In connection with any transaction pursuant to this Section 5.2: (i) each Stockholder shall be deemed to approve the proposed transaction, (ii) to the extent any vote or consent to such transaction is required, each Stockholder shall vote for and consent to such transaction (including on behalf of all of its Equity Securities and on behalf of all Equity Securities with respect to which such Stockholder has the power to direct the voting) and shall waive any dissenter’s rights, appraisal rights or similar rights which such Stockholder may have in connection therewith, (iii) no Stockholder shall raise any objections to the proposed transaction, (iv) each participating Stockholder shall agree to sell its participating Equity Securities on the same terms and conditions as the Tag-Along Transferor, subject to clause (vi) below and Section 5.2(e), (v) each participating Stockholder shall execute all documents reasonably required to effectuate such transaction, as reasonably determined by the Tag-Along Transferor in good faith, (vi) each participating Stockholder shall be obligated to provide the same representations, warranties, covenants, agreements, indemnities (on a pro rata basis based on the applicable class (but not on a joint and several basis); provided that the aggregate liability (including any indemnification obligation) of a Tag-Along Offeree in the Tag-Along Transaction shall not exceed the consideration received by such Tag-Along Offeree for the sale of its Equity Securities in such transaction, other than in the case of fraud, intentional misrepresentation or willful misconduct on the part of the Tag-Along Offeree) and other obligations that the Tag-Along Transferor agrees to provide in connection with such transaction (other than any such obligations that relate specifically to a particular holder of Equity Securities, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of such Person’s Equity Securities, which shall be the sole responsibility of such holder), and (vii) each Tag-Along Offeree that participates in a Tag-Along Transaction shall take all other actions reasonably necessary or desirable, as reasonably determined by the Tag-Along Transferor in good faith, to cause the consummation of such Tag-Along Transaction on the terms proposed by the Tag-Along Transferor.

(e)         Upon the consummation of the Tag-Along Transaction, the Tag-Along Offeree, to the extent entitled thereto based on the Equity Securities held by it, shall receive the same form of consideration as the Tag-Along Transferor (less any applicable taxes or withholding obligations).

(f)         If requested by the Tag-Along Transferor, at least five (5) Business Days prior to the consummation of a Tag-Along Transaction, the Tag-Along Offerees participating in such Tag-Along Transaction shall deliver to the Company to hold in escrow pending transfer of the consideration therefor, the duly endorsed certificate or certificates representing the Equity Securities held by such Tag-Along Offerees to be sold, and a stock power and limited power-of-attorney authorizing the Tag-Along Transferor to take all actions reasonably necessary to sell or otherwise dispose of such Equity Securities.

(g)          Each Stockholder shall pay its own costs of any sale and a pro rata share (based on the relative consideration to be received by such Stockholder in respect of the Equity Securities to be sold in connection with a Tag-Along Transaction) of the expenses incurred by the Tag-Along Transferor and the Company for the benefit of the Tag-Along Transferors and the Tag-Along Offerees as a group in connection with such Tag-Along Transaction to the extent such costs are not otherwise paid by the acquiring party.

(h)        The restrictions set forth in this Section 5.2 shall not apply with respect to any Transfer of Equity Securities by a Stockholder to its Permitted Affiliates, or any Transfer to the GSO Stockholders pursuant to Section 4.2 (“Exempted Transfer”).

(i)          Whenever more than one class of Equity Securities is outstanding, the Board shall make all determinations of pro rata shares, rights and obligations under this Section 5.2 reasonably and in good faith.

(j)          Each Stockholder acknowledges that even if a Tag-Along Notice has been given, neither the Tag-Along Transferor(s) nor the Company shall have any obligation to consummate any Tag-Along Transaction or shall have any liability to any Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such Tag-Along Transaction, except to the extent of failure to comply with any express provision of this Section 5.2 and such Tag-Along Transaction otherwise occurs.

(k)          Each Stockholder acknowledges and agrees that it shall be subject to the terms and conditions set forth in Section 3.2 of the Management Stockholders Agreement which are applicable to Tag-Along Transferors (as defined in the Management Stockholders Agreement).

Section 5.3           Issuances of Equity Securities; Preemptive Right.

(a)         Issuances of Equity Securities.  Subject to Section 2.6, the Board may authorize the Company to create, authorize or issue any Equity Security, including any security convertible into or exchangeable for any Equity Security, including, subject to the Charter and Applicable Law, any increase in the authorized number of (or issuance of a new class of) Equity Securities.  From and after the date of this Agreement, as a condition to any issuance of new Equity Securities to any Person, the Person subscribing to such Equity Securities shall enter into either, at the election of the Board, (i) a Joinder Agreement substantially in the form attached as Exhibit A hereto or (ii) an agreement with the Company and the Stockholders containing, at minimum, provisions substantially the same as the provisions of Section 2.1(d), Section 2.5, Article III, Article IV, Article V, Article VII and Article VIII (mutatis mutandis), as well as such other provisions determined by the Board with the consent of the GSO Majority.

(b)          Preemptive Rights.

(i)          Subject to the limitations below in this Section 5.3(b), the Company shall not authorize, issue, sell or grant, or cause or permit to be authorized, issued, sold or granted, any new Equity Securities after the Closing Date (any such Equity Security, an “Additional Security”) unless the Company shall have first offered such Additional Securities to each Stockholder who (collectively with their Affiliates) owns greater than five percent (5%) of the issued and outstanding Equity Securities at such time (each such Stockholder, a “Preemptive Right Holder”) in accordance with Section 5.3(b)(ii); provided, that the provisions of this Section 5.3(b), shall not apply to any Preemptive Right Excluded Issuance.

(ii)        In the event that the Company proposes to issue any Additional Securities (other than any Preemptive Rights Excluded Issuance) (a “Proposed Issuance”), the Company shall deliver a notice at least thirty (30) days prior to such Proposed Issuance (the “Preemptive Notice”) to each of the Preemptive Right Holders setting forth (A) the identity of the proposed purchaser, if known (the “Proposed Purchaser”), (B) the Additional Securities proposed to be issued, (C) the period of time within which the Preemptive Right must be exercised under Section 5.3(b)(iii), which shall be no less than ten (10) Business Days from such Preemptive Right Holder’s receipt of the Preemptive Notice (the “Acceptance Period”) and (D) the price and the material terms and conditions of the Proposed Issuance and a copy of any form of agreement proposed to be executed in connection therewith.  Subject to Section 5.3(b)(iii), each Preemptive Right Holder shall have the right (the “Preemptive Right”), exercisable as hereinafter provided, to participate in such issuance of Additional Securities by purchasing up to an amount of each class of such Additional Securities proposed to be issued to the Proposed Purchaser equal to the aggregate amount of such class of Additional Securities multiplied by a fraction, the numerator of which is the total number of shares of Equity Securities held by such Preemptive Rights Holder and the denominator of which is the total number of shares of Equity Securities held by all Stockholders as of such date (the “Proportionate Share”), such purchase to be at the same price and on the same terms and conditions as the Proposed Issuance; provided that any Preemptive Right Holder that wishes to exercise a portion, but not all, of its Preemptive Rights must exercise the same percentage of such rights with respect to each class of Additional Securities being offered.  The Preemptive Right Holders that exercise their respective options to purchase their full Proportionate Share allotment of such Additional Securities shall have a right of over-allotment (the “Over-Allotment Right”) such that if any Preemptive Right Holder fails to exercise its rights to purchase its full Proportionate Share allotment of such Additional Securities, such Preemptive Right Holder with Over-Allotment Rights may purchase all or any portion of such remaining Additional Securities pro rata based on the then relative Proportionate Shares (exclusive of all such non-exercising Preemptive Right Holders) of such Preemptive Right Holders with Over-Allotment Rights.

(iii)       The Preemptive Rights shall be exercisable by delivery of notice to such effect by an exercising Preemptive Right Holder to the Company within the Acceptance Period set forth in the Preemptive Notice.  A Preemptive Right Holder’s failure to respond to the Company by the expiration of the Acceptance Period shall be regarded as a rejection of such Preemptive Right Holder’s right to exercise its Preemptive Right.  The Company shall notify all exercising Preemptive Right Holders of any Over-Allotment Right within five (5) Business Days after the expiration of the Acceptance Period.  Preemptive Right Holders exercising their respective Over-Allotment Right as set forth in Section 5.3(b)(ii) shall exercise such right by delivering notice to such effect to the Company within ten (10) days after the expiration of the Acceptance Period.  The closing of any purchase by a Preemptive Right Holder under this Section 5.3(b) shall be held at such time and place upon which the parties to the transaction may reasonably agree.  At such closing, each participating Preemptive Right Holder shall deliver by certified bank check or wire transfer, payment in full for such Additional Securities and all parties to the transaction shall execute such additional documents as are otherwise deemed reasonably necessary or appropriate by the Company and/or the Board.  At such closing, the Company may issue and sell to the Proposed Purchaser such portion of the Additional Securities as have not been purchased by the Preemptive Right Holders pursuant to the exercise of their respective Preemptive Rights and Over-Allotment Rights only at the same price and on the same terms and conditions as set forth in the Preemptive Notice; provided that if the Company has not sold such Additional Securities to the Proposed Purchaser within one hundred fifty (150) days following the delivery of the Preemptive Notice, the Company shall not thereafter issue or sell any Additional Securities to the Proposed Purchaser without first complying again with this Section 5.3(b).

(iv)       The Company, at the advice of its legal counsel, may comply with any applicable securities laws as a condition to issuing any Additional Securities in connection with the exercise by a Preemptive Right Holder of its Preemptive Right (including its Over-Allotment Right), and shall not be in violation of the provisions hereof by reason of such compliance and, to the extent necessary or advisable in complying with such laws, the Company may limit or modify any offering or issuance to any Preemptive Right Holder pursuant to its Preemptive Right (including its Over-Allotment Right); provided that the Company shall use commercially reasonable efforts to so comply without any such limitation or modification; provided further that the Company shall not be required to register any such offering under the Securities Act or any other foreign, federal or state securities laws or effect any similar filing or registration.

(v)          Notwithstanding the foregoing provisions of this Section 5.3(b), if the Board determines in good faith that the delay caused by accommodating the Preemptive Rights or Over-Allotment Rights of the Preemptive Right Holders would have, or would reasonably be expected to have, an adverse effect on the Company, then the Board shall be permitted to authorize and cause the Company to issue Additional Securities to any Person (such Person, the “Initial Purchaser”) without first complying with this Section 5.3(b); provided that the Company shall (A) within sixty (60) days of the consummation of such issuance, offer each Preemptive Right Holder the opportunity to purchase a portion of such Additional Securities, in a manner and on terms that give effect to the ability such Preemptive Right Holder would otherwise have had to acquire a portion of such Additional Securities pursuant to the exercise of such Preemptive Right Holder’s Preemptive Right and (if applicable) Over-Allotment Right, and (B) provide as a condition to any such issuance in the subscription (or similar) agreement with the Initial Purchaser a provision (I) permitting the Company to repurchase such Additional Securities in an amount necessary to satisfy the elections made by the participating Preemptive Right Holders in accordance with this Section 5.3(b) or (II) permitting the participating Preemptive Right Holders to purchase directly from the Initial Purchaser such Additional Securities in an amount necessary to satisfy the elections made by the participating Preemptive Right Holders in accordance with this Section 5.3(b).  The parties hereto hereby acknowledge that the intent of this paragraph is to enable each Preemptive Right Holder to effectively exercise its rights under the provisions of this Section 5.3(b) with respect to any issuance of Additional Securities pursuant to this Section 5.3(b)(v).

(vi)         Each Stockholder may assign its Preemptive Rights and Over-Allotment Rights pursuant to this Section 5.3(b) to any Affiliate (including any Permitted Affiliate).

ARTICLE VI.

IPO; REGISTRATION RIGHTS

Section 6.1           IPO.  For so long as the GSO Stockholders own, in the aggregate, the number of Company Common Shares greater than or equal to forty percent (40%) of the issued and outstanding Company Common Shares, the GSO Majority shall (and at any time the Board shall) have the right to cause an IPO.  To the extent the GSO Majority or the Board elects to cause an IPO, each Stockholder shall agree, if requested by the GSO Majority or the Board in connection with the IPO, to convert or exchange its Equity Securities into other equity securities of the Company or equity securities of any other entity upon the same terms and conditions as the GSO Stockholders and take such other actions and enter into and modify such agreements reasonably necessary in order to facilitate the IPO.  The Board shall have the right to select, or delegate the selection of, any underwriter(s) in connection with any IPO pursuant to this Section 6.1 and shall have sole control over any such IPO process.

Section 6.2           Demand Registration Rights; Demand Shelf Takedowns.

(a)         Right to Demand.  At any time and from time to time after one hundred eighty (180) days following the consummation of an IPO, the Demand Holders, may make a written request (a “Request Notice”), which Request Notice will specify the aggregate number of Registrable Shares to be registered and will also specify the intended methods of disposition thereof, to the Company for registration with the SEC under and in accordance with the provisions of the 1933 Act of the offer and sale of all or part of the Registrable Shares held by such Demand Holder (a “Demand Registration”).  A registration pursuant to this Section 6.2 will be on such appropriate form of the SEC as shall be selected by the Demand Holder and be reasonably acceptable to the Company and as shall permit the intended method or methods of distribution specified by the Demand Holder, including a distribution to, and resale by, the partners or Affiliates of the Demand Holder.  Upon receipt by the Company of a Request Notice to effect a Demand Registration, the Company shall, within five (5) Business Days after the receipt of the Request Notice, notify each other Demand Holder of such request and such other Demand Holder(s) shall have the option to include its (or their respective) Registrable Shares in such Demand Registration pursuant and subject to this Section 6.2.  The Company shall not be obligated to maintain a registration statement pursuant to a Demand Registration effective for more than (i) one hundred and eighty (180) days (other than in the case of a Shelf Registration) or (ii) such shorter period (or, in the case of a Shelf Registration, such period) when all of the Registrable Shares covered by such registration statement have been sold pursuant thereto (the “Effectiveness Period”).  Notwithstanding the foregoing, the Company shall not be obligated to effect more than one (1) Demand Registration in any ninety (90)-day period following an Effectiveness Period or such longer period not to exceed one hundred and eighty (180) days as requested by an underwriter pursuant to Section 6.10.  Upon receipt of any such Request Notice, the Company will deliver any notices required by this Section 6.2 and Section 6.3 and thereupon the Company will, subject to Section 6.2(c) and Section 6.5, use commercially reasonable efforts to (A) effect the prompt registration under the 1933 Act of the Registrable Shares which the Company has been so requested to register by the Demand Holder(s) as contained in the Request Notice and (B) include all other Registrable Shares which the Company has been requested to register by the Piggyback Holders and Registrable Shares held by others, all to the extent required to permit the disposition of the Registrable Shares so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Shares.

(b)         Number of Demand Registrations.  Subject to Section 6.2(a), each of the Demand Holders shall have three (3) rights to effect a Demand Registration and Piggyback Underwritten Offering(s), as provided in Section 6.2(a) and Section 6.3.  In connection with a Demand Registration by more than one (1) Demand Holder, holder(s) of a majority of the Company Common Shares held by the Demand Holders shall act as their representative (the “DH Representative”) in connection with such Demand Registration and the Company shall only be obligated to communicate with such DH Representative in connection with such Demand Registration.  Such Holders shall give the DH Representative any and all necessary powers of attorney needed for the DH Representative to act on their behalf.

(c)         Revocation.  Holders of a majority in number of the Registrable Shares held by the Demand Holders to be included in a registration statement pursuant to this Section 6.2, may, at any time prior to the effective date of the registration statement relating to such Demand Registration, acting through their DH Representative (if applicable), revoke such request by providing a written notice thereof to the Company (the “Revoking Holders”) and the aborted registration shall not be deemed to be a Demand Registration for purposes of Section 6.2 (other than the first sentence of Section 6.2(b)).  No such Revoking Holder shall be required to reimburse the Company for any of its expenses incurred in connection with such attempted registration.  Neither the Company nor any of the Demand Holders shall have any obligation to keep any Holder informed as to the status or expected timing of the launch of any offering.

(d)         Effective Registration.  A registration will not count as a Demand Registration: (i) if a Demand Holder determines in its reasonable and good faith judgment to withdraw a registration in accordance with Section 6.2(c) following effectiveness due to a material adverse change in the Company, (ii) if such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason (other than due to the actions of a Demand Holder) and the Company fails to promptly have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Demand Holder’s reasonable satisfaction, (iii) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the Demand Registration relating to any such demand are not satisfied, or (iv) such Demand Registration is fully withdrawn pursuant to the first proviso to Section 6.11.

(e)          Assignability of Demand Registration Rights.  The rights offered to a Demand Holder pursuant to this Section 6.2 are not assignable.

(f)          Shelf Registration Statement Takedown.  The Demand Holders shall have the right to demand a Demand Registration in the form of a takedown of Registrable Shares, in which case the last two sentences of Section 6.3(b) shall apply.

Section 6.3           Piggyback Rights.

(a)         Right to Piggyback on Offering of Common Shares.  Subject to Section 6.3(c) and Section 6.5, if at any time or from time to time following an IPO, the Company proposes to file a registration statement (other than (i) on Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms or (ii) a Shelf Registration Statement), for the sale of Company Common Shares for its own account, or for the benefit of the holders of its Company Common Shares (including pursuant to Section 6.2) in an underwritten or other registered public offering (a “Piggyback Underwritten Offering”), then as soon as reasonably practicable, but not less than seven (7) Business Days prior to the filing of (A) any preliminary prospectus supplement relating to such Piggyback Underwritten Offering pursuant to Rule 424(b) under the 1933 Act, (B) any prospectus supplement relating to such Piggyback Underwritten Offering pursuant to Rule 424(b) under the 1933 Act (if no preliminary prospectus supplement is used), other than, in each case of clause (A) or (B), any preliminary prospectus supplement or prospectus supplement relating to a registration statement for which notice was previously given, or (C) such registration statement, as the case may be, the Company shall give written notice of such proposed Piggyback Underwritten Offering to each Holder owning greater than or equal to ten percent (10%) of the issued and outstanding Equity Securities (each, a “Piggyback Holder”), and such notice shall offer such Piggyback Holders the opportunity to include in such Piggyback Underwritten Offering such number of Registrable Shares as each such Piggyback Holder may request, up to a maximum amount equal to the total number of Registrable Shares included in such Piggyback Underwritten Offering multiplied by the fraction the numerator of which is the total number of shares of Registrable Shares held by such Piggyback Holder and the denominator of which is the total number of shares of Registrable Shares held by all participating Holders.  Each such Piggyback Holder shall have five (5) Business Days after receiving such notice to request in writing to the Company inclusion of Registrable Shares in the Piggyback Underwritten Offering.  Upon receipt of any such request for inclusion from any such Piggyback Holder received within the specified time, the Company shall use commercially reasonable efforts to effect the registration in any registration statement described in this Section 6.3(a) of any Registrable Shares requested to be included on the terms set forth in this Article VI.  If no request for inclusion from a Piggyback Holder is received within the specified time, such Piggyback Holder shall have no further right to participate in such Piggyback Underwritten Offering.  Prior to the launch of any Piggyback Underwritten Offering, any Piggyback Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration statement pursuant to this Section 6.3(a) by giving written notice to the Company, which withdrawal shall be irrevocable and, following which withdrawal, such Holder shall no longer have any right to include Registrable Shares in the Piggyback Underwritten Offering as to which such withdrawal was made.  No registration of Registrable Shares effected under this Section 6.3(a) shall relieve the Company of its obligations to effect any registration upon demand under Section 6.2(a), in accordance with and subject to its terms.

(b)          Right to Piggyback on Shelf Registration.  Subject to Section 6.3(c) and Section 6.5, if at any time or from time to time following an IPO, the Company files a shelf registration statement for a delayed or continuous offering pursuant to Rule 415 under the 1933 Act (such shelf registration, a “Shelf Registration,” and such registration statement, a “Shelf Registration Statement”), then the Company shall give each Piggyback Holder seven (7) Business Days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any such Piggyback Holder, received by the Company within five (5) Business Days of such notice, the Company shall include in such Shelf Registration Statement a number of Company Common Shares equal to the aggregate number of Registrable Shares requested to be included (provided that for each Piggyback Holder such amount shall be up to a maximum amount equal to the total number of Registrable Shares included in such Piggyback Underwritten Offering multiplied by the fraction the numerator of which is the total number of shares of Registrable Shares held by such Piggyback Holder and the denominator of which is the total number of shares of Registrable Shares held by all participating Holders) (and to the extent permitted, without naming any requesting Stockholder as a selling stockholder and including only a generic description of the Holder of such securities) (the “Undesignated Registrable Shares”).  Neither the Company nor any Holder shall be required to give notice to any other Holder in connection with a filing related to a Shelf Registration Statement filed pursuant to this Section 6.3(b) unless such Holder provided such notice to the Company pursuant to this Section 6.3(b) and requested that its Undesignated Registrable Shares be included in the Shelf Registration Statement related to such filing.  Upon receipt of any such request for inclusion from such Piggyback Holder received within the specified time, the Company shall use commercially reasonable efforts to effect the registration in any registration statement described in this Section 6.3(b) of any Registrable Shares requested to be included on the terms set forth in this Agreement.  If no request for inclusion from a Piggyback Holder is received within the specified time, such Piggyback Holder shall have no further right to participate in such Shelf Registration.  Any Shelf Registration in which any of the Piggyback Holders participate shall be called a “Piggyback Shelf Registration”.  Prior to the launch of any Shelf Registration, any Piggyback Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration statement pursuant to this Section 6.3(b) by giving written notice to the Company, which withdrawal shall be irrevocable and, following which withdrawal, such Piggyback Holder shall no longer have any right to include Registrable Shares in the Piggyback Shelf Registration as to which such withdrawal was made.  No registration of Registrable Shares effected under this Section 6.3 shall relieve the Company of its obligations to effect any registration upon demand under Section 6.2, in accordance with and subject to its terms.  If the Company or any Demand Holder pursuant to Section 6.2 wants to sell Registrable Shares pursuant to a Shelf Registration Statement, then such party shall provide each Piggyback Holder (and the Company, in the event such party is a holder) seven (7) Business Days’ notice (in connection with any sale of Registrable Shares pursuant to a Shelf Registration Statement that includes a customary “road show” or other substantial marketing effort by the Company and the underwriters (a “Marketed Shelf Offering”)) or five (5) Business Days’ notice (in connection with any sale of Registrable Shares pursuant to a Shelf Registration Statement that is not structured as a Marketed Shelf Offering) and, upon the written request of any Piggyback Holder, received by the Company or the applicable initiating Demand Holder within five (5) Business Days of such notice in connection with a Marketed Shelf Offering, or three (3) Business Days of such notice (in connection with any Shelf Registration Statement offering that is not structured as a Marketed Shelf Offering), the Company or the applicable initiating Demand Holder shall include a number of Company Common Shares in such sale equal to the aggregate number of Registrable Shares requested to be included.

(c)          Delay or Abandonment of Registration or Offering.  The Company shall have the right to delay, terminate or withdraw any Piggyback Shelf Registration or Piggyback Underwritten Offering prior to the effectiveness of such registration or the completion of such offering whether or not any Piggyback Holder has elected to include Registrable Shares in such registration.  In the case of the delay, termination or withdrawal referred to in the immediately preceding sentence, all expenses incurred by the Company in connection with such Piggyback Shelf Registration or Piggyback Underwritten Offering shall be borne entirely by the Company as set forth in Section 6.7.

Section 6.4           Selection of Underwriters.  The Board shall have the right to select, or delegate the selection of, any underwriter(s) in connection with any Demand Registration or Piggyback Underwritten Offering.

Section 6.5        Priority on Registrations.  If the managing underwriter or underwriters of a Registration advise the Company in writing that in its or their opinion the number of Registrable Shares proposed to be sold in such Registration exceeds the number which can be sold, or adversely affects the price at which the Registrable Shares are to be sold, in such offering, the Company will include in such Registration only the number of Registrable Shares which, in the opinion of such underwriter or underwriters, can be sold in such offering without such adverse effect.  To the extent such Registration includes Registrable Shares of more than one Holder, the Registrable Shares so included in such Registration shall be apportioned as follows:

(a)         In the case of a Company initiated Registration, allocations shall be made: first, to the Company; second, to the Piggyback Holders exercising their right to participate in a Piggyback Underwritten Offering with any cutbacks applied on a pro rata basis among the participating Holders based on the total number of Registrable Shares included by such Holders as compared to the total number of shares included by all Holders in such Registration; and third, to all other Holders exercising piggyback registration rights that have been granted by the Company, with any cutbacks applied on a pro rata basis among such other Holders or as they may otherwise agree in writing.

(b)        In the case of a Demand Registration or any shelf takedown pursuant to Section 6.3(b), allocations shall be made: first, to the Holders, with any cutbacks applied pro rata among the Holders based on the total number of Registrable Shares requested to be included by such Holders as compared to the total number of shares requested to be included by all Holders in such Registration; second, to all other Holders exercising piggyback registration rights granted by the Company, with any cutbacks applied on a pro rata basis among such other Holders or as they may otherwise agree in writing; and third, to the Company.

(c)        In the case of a Registration initiated by any Person (other than the Company or a Demand Holder) exercising demand registration rights granted hereafter by the Company (if any), allocations shall be made: first, to the Holders, with any cutbacks applied pro rata among the Holders based on the total number of Registrable Shares requested to be included by such Holders as compared to the total number of shares requested to be included by all Holders in such Registration; second, to such initiating Person and to any other Holders exercising pari passu registration rights that have been granted by the Company allocated as such Persons have agreed among themselves; third, to the Company and to the Piggyback Holders exercising their right to participate in a Piggyback Underwritten Offering, with any cutbacks applied on a pro rata basis based on the total number of shares proposed to be included in such Registration by the Company or such Piggyback Holders; and fourth, to all other Holders exercising piggyback registration rights granted by the Company, with any cutbacks applied on a pro rata basis among such other Holders or as they may otherwise agree in writing.

Section 6.6          Registration Procedures.  It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article VI that each Holder requesting inclusion in any Piggyback Underwritten Offering or Demand Registration (including any registration with the SEC initiated by the Company or any other Person, each, a “Registration”), in each case, in accordance with this Article VI, shall furnish to the Company such information regarding such Holder, the Registrable Shares held by it, the intended method of disposition of such Registrable Shares, and such agreements regarding indemnification, disposition of such securities and other matters referred to in this Article VI as the Company shall reasonably request and as shall be reasonably required in connection with the action to be taken by the Company; provided that (a) no Holder shall be required to make any representations or warranties to, or agreements with, the Company other than representations and warranties regarding such Holder and such Holder’s ownership of and title to the Registrable Shares to be sold in such offering and its intended method of distribution and (b) any liability of any such Holder under any underwriting agreement relating to such Registration shall be limited to liability arising from breach of its representations and warranties therein and shall be limited to an amount equal to the net amount received by such Holder from the sale of Registrable Shares pursuant to such Registration.  With respect to any Registration (including in connection with an IPO pursuant to Section 6.1), the Company (including its and its Subsidiaries’ officers, as applicable) will, subject to Section 6.2, Section 6.4 and Section 6.5 promptly:

(a)         Prepare and file with the SEC a registration statement on the appropriate form prescribed by the SEC and use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to be maintained in effect in accordance with the terms of this Agreement; provided that the Company shall not be obligated to maintain such Registration effective for a period longer than the Effectiveness Period; provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Holders covered by such registration statement and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, at least five (5) Business Days prior to the filing thereof, which documents will be subject to the reasonable review of such Holders and underwriters.  Each Holder will have the opportunity to object to any information pertaining to such Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto; provided, however, that the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto to which Holders of a majority of the Registrable Shares covered by such registration statement or the underwriters, if any, shall reasonably object, except to the extent otherwise required by Applicable Law.

(b)         Prepare and file with the SEC such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(a)(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Shares covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus.

(c)          Furnish to participating Holders such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Holders may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein as the Holders or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by such Holders (it being understood that the Company consents in writing to the use of the prospectus and any amendment or supplement thereto by the Holders covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto).

(d)        Notify the participating Holders, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)          In the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and make members of senior management of the Company available on a basis reasonably requested by the underwriters to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Shares) and cause to be delivered to the underwriters reasonable opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request and addressed to each selling Holder and the underwriters.

(f)          If requested, cause to be delivered, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Shares sold pursuant thereto), “cold comfort” letters from the Company’s independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the 1933 Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be.

(g)          Provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of the registration statement.

(h)          Use commercially reasonable efforts to cause all Registrable Shares included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Company Common Shares are then listed or proposed to be listed by the Company.

(i)          After the filing of a registration statement, (i) promptly notify each Holder covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the SEC and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction, and (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Shares as promptly as possible.

(j)         On or prior to the date on which the registration statement is declared effective, use commercially reasonable efforts to register or qualify, and cooperate with each participating Holder, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the participating Holders or managing underwriter or underwriters, if any, requests in writing, to use commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Effectiveness Period do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Shares covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then otherwise subject.

(k)         Reasonably cooperate with the participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates or book-entry shares (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request.

(l)          Use commercially reasonable efforts to cause the Registrable Shares covered by the registration statement to be registered with or approved by such other Governmental Authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Shares.

(m)        To the extent the Company is a well-known seasoned issuer (within the meaning of Rule 405 under the 1933 Act) at the time any Request Notice is submitted to the Company pursuant to Section 6.2(a) which requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the 1933 Act) (an “automatic shelf registration statement”) on a Shelf Registration Statement, the Company shall file an automatic shelf registration statement that covers those Registrable Shares which are requested to be registered.  If the Company does not pay the filing fee covering Registrable Shares at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Shares are to be sold.

The participating Holders, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.6(d), will forthwith discontinue disposition of the securities until such Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.6(d) or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Holder will, or will request the managing underwriter or underwriters, if any, to, deliver, to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.  In the event the Company gives any such notice, the time periods mentioned in Section 6.6(a), Section 6.6(b) and Section 6.6(j) shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6.6(d) or the Advice.

Section 6.7           Registration Expenses.

(a)         In the case of any Registration, the Company shall bear all expenses incident to the Company’s performance of or compliance with this Article VI, including all SEC and stock exchange or Financial Industry Regulatory Authority, Inc. (“FINRA”) registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Shares by a Holder) and all reasonable out-of-pocket fees and expenses of one (1) legal counsel representing all Holders selling Registrable Shares under such Registration, with the counsel representing the Holders in connection with such Registration or sale reasonably chosen by the individual Holder selling the largest number of Registrable Shares included in such Registration, up to an aggregate amount of fifty thousand dollars ($50,000) per Registration.

(b)         The obligation of the Company to bear the expenses described in Section 6.7(a) and to reimburse the participating Holders for the expenses described in Section 6.7(a) shall apply irrespective of whether a Registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended or revoked, or is converted to another form of registration and irrespective of when any of the foregoing shall occur.

Section 6.8          Indemnification.

(a)         Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder, its officers, directors, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) such Holder, including any general partner or manager of any thereof, against all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and disbursements) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, in which such Holder participates in an offering of Registrable Shares or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, (ii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iii) any violation by the Company of any federal, state, common or other law, rule or regulation applicable to the Company in connection with such registration, including the 1933 Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration, except insofar as the same are made in reliance on and in conformity with any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein.  The Company will also indemnify underwriters (as such term is defined in the 1933 Act), their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b)        Indemnification by the Holders.  In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Shares of such Holder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company and any other Holder, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the written information or signed affidavit with respect to such Holder so furnished in writing by such Holder expressly for use in the registration statement or prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Shares pursuant to a registration statement in accordance with the terms of this Agreement.

(c)         Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party’s reasonable judgment (after consultation with legal counsel) a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party.  No indemnifying party in the defense of any such claim or litigation shall, except with the written consent of such indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (A) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.  An indemnifying party shall not be liable under this Section 6.8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party (such consent not to be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one (1) or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel; provided, however, that such number of additional counsel must be reasonably acceptable to the indemnifying party.

(d)         Contribution.  If for any reason the indemnification provided for in Section 6.8(a) or Section 6.8(b) is unavailable to an indemnified party as contemplated by Section 6.8(a) or Section 6.8(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  In no event shall the liability of any selling Holder be greater in amount than the amount of the net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in Section 6.8(b) had been available.

Section 6.9           1934 Act Reports.  The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the 1933 Act relating to any class of equity securities of the Company, it will use commercially reasonable efforts to file in a timely manner all reports required to be filed by it pursuant to the 1934 Act to the extent the Company is required to file such reports.  Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the 1934 Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the 1934 Act if it is then permitted to do so pursuant to the 1934 Act and rules and regulations thereunder.

Section 6.10         Holdback Agreement.

(a)         Whenever the Company proposes to effect a Registration of any of its equity securities under the 1933 Act for its own account (other than on Form S-4, S-8, S-3 or any similar successor form or another form used for a purpose similar to the intended use of such forms) in an underwritten offering or is required to use commercially reasonable efforts to effect the registration of any Registrable Shares under the 1933 Act pursuant to a request by or on behalf of a Demand Holder pursuant to Section 6.2 in connection with an underwritten offering (including in connection with an IPO pursuant to Section 6.1), if requested by the underwriters of such offering, each Holder of Registrable Shares hereby agrees, or does agree by acquisition of its Registrable Shares (and the Company further agrees to use reasonable best efforts to cause each of the Directors and executive Officers of the Company), not to effect any sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, or to request registration under Section 6.2 of any Registrable Shares during the Lock-up Period, except as part of such Registration; provided that exceptions shall exist for, following an IPO, small non-employee Holders in accordance with customary underwriting practices.  If requested by such managing underwriter, each Holder of Registrable Shares agrees to execute a holdback agreement in customary form, consistent with the terms of this Section 6.10(a) and, in any case, on terms no less favorable to the Holders than the holdback agreements executed by the Company’s directors and executive Officers.  No Holder’s obligations pursuant to a holdback agreement (other than small non-employee Holders in accordance with customary underwriting practices) shall be released or waived unless comparable waivers or releases are granted to the other Holders.

(b)         The Company agrees not to effect any sale or distribution of any of its Equity Securities or securities convertible into or exchangeable or exercisable for any of such securities within the Lock-up Period after an underwritten offering (except as part of such underwritten registration or pursuant to registrations on Form S-8, S-4 or S-3 or any successor forms thereto), except that such restriction shall not prohibit (i) grants of employee stock (or membership interest) options or other equity awards or other issuances of capital stock (or membership interests) pursuant to the terms of a Company employee benefit plan approved by the Board, issuances by the Company of capital stock (or membership interests) pursuant to the vesting of equity awards or the exercise of such options or the exercise of any other employee stock (or membership interest) options outstanding on the date hereof or subject to any equity incentive (or membership interest) plan, (ii) the Company from issuing shares of capital stock in private placements pursuant to Section 4(a)(2) of the 1933 Act or in connection with a strategic alliance or other similar business transaction approved by the Board, or (iii) the Company from publicly announcing its intention to issue, or actually issuing, shares of capital stock to equityholders of another entity as consideration for the Company’s acquisition of, or merger with, such entity.  In addition, upon the request of the managing underwriter, the Company shall use commercially reasonable efforts to cause each holder of its Equity Securities or any securities convertible into or exchangeable or exercisable for any of such securities whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such Registration if permitted, and to cause each such holder to enter into a holdback or similar agreement in customary form.

Section 6.11        Blackout Periods.  Notwithstanding anything herein to the contrary, (a) no Holder may sell any securities pursuant to Section 6.2 or Section 6.3 and (b) any registration statement may be suspended or a filing delayed by the Company, in either case, if the Company notifies the Holders that it has determined in good faith that (i) it is in the best interest of the Company not to disclose the existence of, or facts surrounding, any proposed or pending significant business transaction, financial project, acquisition, merger or corporate reorganization or other material development involving the Company, the disclosure of which would reasonably be expected to materially adversely affect the Company or its business, or (ii) a significant business transaction, acquisition or merger has occurred and any financial statements or pro forma financial information required to be included or incorporated by reference in a registration statement or prospectus by Regulation S-X are unavailable without unreasonable effort and expense; provided that any Demand Holder may withdraw all or a portion of its Demand Registration during any Blackout Period without it counting as a Demand Registration; provided, further, that (A) the Company may not delay the filing or effectiveness of, or suspend, any registration statement in excess of one-hundred and twenty (120) days in any calendar year (such period and the seven (7) days prior to any one-hundred and twenty (120)-day period, a “Blackout Period”), plus an extension period, which shall be no longer than seventeen (17) days, as may be proposed by the managing underwriter solely to the extent required to address FINRA regulations regarding the publishing of research, (B) such registration statement shall remain effective subsequent to the cessation of such Blackout Period for a number of days equal to the Blackout Period, and (C) the Company may not file any registration statement during a Blackout Period.

Section 6.12         Participation in Registration.  No Holder may participate in any Registration hereunder which is underwritten unless such Holder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements and provides such written information concerning itself as may be required for registration, including for inclusion in any registration statement.

Section 6.13        Other Registration Rights.  The Company represents that, as of the date hereof, it has not granted to any Person the right to request or require the Company or any of its Subsidiaries to register any equity securities issued by the Company or any of its Subsidiaries, other than as expressly set forth in this Article VI.

Section 6.14         Pre-IPO; Rule 144.  If the Company determines to consummate an IPO, the Board shall have the power and authority to (and, to the extent necessary, appropriate or advisable, each Stockholder shall consent to and vote its Equity Securities in favor of) (a) merge, convert, combine or effect any other restructuring of the Company or any Subsidiary thereof in connection therewith, or (b) take such other actions as it may deem advisable, including causing the Stockholders to exchange or convert their Equity Securities for Common Stock, including of the newly-formed corporation (or for other equity interests, as applicable, in such other form of entity as may be selected by the Board), with substantially the same relative value and on the same terms and conditions applicable to all Stockholders (“Conversion Shares”).  After an IPO, the Company shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the 1933 Act, to the extent required to enable such Holder to sell Registrable Shares without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding the foregoing, nothing in this Section 6.14 shall be deemed to require the Company to register or maintain registration of any of its securities pursuant to the 1934 Act.  Subject to the foregoing, the Company shall reasonably cooperate with such Holder to facilitate the timely preparation and delivery of certificates or book-entry shares (not bearing any restrictive legends) representing securities to be so sold within such exemption from registration, and enable such securities to be in such denominations as the selling Holders may request.

Section 6.15         Coordination of Rule 144 Sales.  From time to time after the consummation of an IPO, the Stockholders will use commercially reasonable efforts to coordinate any Rule 144 Transfers in accordance with this Section 6.15. Prior to any such Rule 144 Transfer, a Stockholder (the “Notifying Investor”) shall provide the GSO Stockholders with at least three (3) Business Days’ prior notice (a “144 Notice”) of the Notifying Investor’s intention to transfer Company Common Shares for value in reliance on Rule 144. The 144 Notice is intended to permit all Stockholders electing to transfer Company Common Shares for value at such time to coordinate the timing and process for transferring their Company Common Shares in an orderly fashion.  In the event that the Notifying Investor is a GSO Stockholder, the Notifying Investor shall be entitled to require that each Stockholder shall sell in such Rule 144 Transfer no more than a number of Company Common Shares equal to such Stockholder’s Rule 144 Pro Rata Portion.

Section 6.16         Efforts to List Company Common Shares; Public Reporting Company; Deregistration.

(a)         Following the Closing Date, the Company and each of the Debtors shall use commercially reasonable efforts to effectuate the listing of the Company Common Shares on an Established OTC Marketplace or on a “national securities exchange” as defined pursuant to the 1934 Act, as amended, within two hundred and seventy (270) days after the Closing Date (the “Listing Period”); provided that, the Board may extend the Listing Period up to an additional two hundred and seventy (270) days in the event that the Board (including a majority of the Independent Directors sitting on the Board at such time) determines such extension is in the best interests of the Company.  At or prior to the listing of the Company Common Shares on an Established OTC Marketplace or on a national securities exchange, the Company shall use commercially reasonable efforts to reflect the ownership of the Company Common Shares through the facilities of the Depository Trust Company.

(b)         For so long as the GSO Stockholders own the number of Company Common Shares equal to or greater than fifty percent (50%) of the Company Common Shares that they owned, in the aggregate, on the Closing Date (subject to adjustment for stock splits, stock subdivisions, and other similar actions), unless otherwise elected by the GSO Majority, the Company will be a public reporting company with the SEC (i.e., the Company shall file periodic reports with the SEC even if not technically required to do so following the Company’s deregistration under the 1934 Act).

(c)         For the avoidance of doubt, nothing set forth in this Agreement shall prohibit or otherwise restrict the deregistration of the Company under the 1934 Act, which deregistration shall be subject to the approval of the Board and its determination that such deregistration is both legally permissible and in the best interests of the Company.

Section 6.17         Further Assurance.  Each Holder hereby agrees to take any and all reasonable actions required to be taken hereunder to ensure the performance by it of its obligations pursuant to this Article VI.

ARTICLE VII.

REPRESENTATIONS AND WARRANTIES

Section 7.1           Representations and Warranties of Stockholders.  Each Stockholder (solely on behalf of itself and not with respect to any other Stockholder, and other than each GSO Stockholder with respect to Section 7.1(a)(v)) hereby represents, warrants and acknowledges as follows:

(a)          Generally.  As of the Closing Date:

(i)          Status.  Such Stockholder, if not an individual, is duly organized and validly existing under the laws of its jurisdiction of organization (as the case may be).  Such Stockholder has the requisite power and authority (and if applicable, capacity) to own its property and to carry on its business as now conducted, to the extent material to its rights and obligations under this Agreement.

(ii)        Authority.  Such Stockholder has the requisite power and authority (and, if applicable, capacity) to execute and deliver this Agreement and to carry out its obligations hereunder in accordance with the terms and provisions hereof.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Stockholder.  This Agreement has been duly executed and delivered by such Stockholder and constitutes the legally valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

(iii)        No Breach or Default.  The execution, delivery and performance by such Stockholder of this Agreement and the transactions contemplated hereby will not constitute a breach of any term or provision of, or a default under (A) any outstanding indenture, mortgage, loan agreement or other similar Contract or agreement to which such Stockholder or any of its Affiliates is a party or by which it or any of its Affiliates or its or their property is bound, (B) if not an individual, its certificate or articles of incorporation or bylaws or other governing documents, (C) any law, rule or regulation applicable to such Stockholder or its properties or assets, or (D) any order, writ, judgment or decree applicable to such Stockholder, except (in case of each of the foregoing clauses (A), (C) and (D)) as would not, individually or in the aggregate, be reasonably expected to have a material and adverse effect on such Stockholder, the Company, its Affiliates or the transactions contemplated hereby.

(iv)        Consents and Approvals.  All material consents, licenses, approvals and authorizations, if any, and all material filings and registrations, required from any governmental body, authority, bureau or agency for or on the part of such Stockholder or any of its Affiliates in connection with its execution and delivery of this Agreement and its holding of Equity Securities have been obtained on or prior to the Closing Date.

(v)          Company Competitor.  Such Stockholder is not a Company Competitor.

(b)          Investment Representations.

(i)          Such Stockholder is acquiring its Equity Securities for its own account and not for the account of any other Person.  Such Stockholder is acquiring its Equity Securities solely for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the 1933 Act.  Further, such Stockholder understands that the sale and issuance of the Rights Offering Shares, the Participation Premium Shares issued to Participating Noteholders, the Plan Sponsor Backstop Commitment Shares, the Plan Sponsor Backstop Commitment Fee Shares and the Noteholder Backstop Commitment Fee Shares (each as defined in the Plan, and collectively, the “Section 4(a)(2) Securities”) have not been registered under the 1933 Act, applicable state securities laws or the securities or similar laws of any other jurisdiction whatsoever, and, therefore, the Section 4(a)(2) Securities cannot be sold, resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the securities and similar laws of each applicable jurisdiction, or unless exemptions from such registration requirements are available.  Such Stockholder understands that dispositions of its Equity Securities can be made only (A) as explicitly permitted or contemplated under the terms of this Agreement, and (B) in compliance with the 1933 Act and the rules and regulations of the SEC promulgated thereunder and all applicable state securities and “blue sky” laws; and such Stockholder understands that the Company is under no obligation to register the offer or sale of any Equity Securities in any jurisdiction whatsoever or to assist the Stockholders in complying with any exemption from registration under the securities or similar laws of any jurisdiction whatsoever (except to the extent expressly provided in this Agreement).

(ii)         Such Stockholder understands that it may bear the economic risk of an investment in the Equity Securities for an indefinite period of time, and such Stockholder’s financial situation is such that it can afford to bear the economic risk of holding its Equity Securities for an indefinite period of time and suffer a complete loss of its investment in the Company.

(iii)        Such Stockholder further acknowledges that there are substantial risks in making an investment in the Company (including loss of the entire amount of such investment), that such Stockholder is capable of evaluating the merits and risks of the investment in the Company and that such Stockholder has evaluated such risks and determined that the Company Common Shares are a suitable investment for such Stockholder.  Such Stockholder has such knowledge and experience in business, financial and tax matters, including experience in investing in non-listed and non-registered securities, and is a sophisticated investor capable of utilizing the information made available to it in connection with its investment in the Equity Securities to evaluate the merits and risks of its investment in the Company, to make an informed investment decision with respect thereto and to protect its interests in connection with such investment.

(iv)       Such Stockholder and its legal, tax, accounting and financial advisors have been provided an opportunity to ask questions of and receive information from a Person or Persons acting on behalf of the Company concerning the investment in the Company and such other matters as such Stockholder and any of its advisors have deemed necessary or desirable.

Section 7.2           Survival.  Notwithstanding anything to the contrary in this Agreement, the provisions of this Article VII shall survive the expiration or sooner termination of this Agreement.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1          Reimbursement of Expenses.  The Company shall pay and reimburse each of the GSO Stockholders and the Noteholder Backstop Stockholders for all of their respective reasonable costs and expenses associated with their due diligence and preparation, negotiation, administration, syndication and closing of all definitive documentation relating to this Agreement and the transactions contemplated hereby or in connection herewith (including the investment in Equity Securities by each of the GSO Stockholders and the Noteholder Backstop Stockholders (including any bankruptcy or similar process involving the Company or any of its predecessors in connection therewith)), including the costs, fees and expense of legal counsel and other third party advisors.

Section 8.2           Termination.

(a)         This Agreement shall automatically terminate immediately upon the earliest to occur of (i) an IPO, (ii) the listing of the Company (or a successor entity or Affiliate thereof) on an Established OTC Marketplace or on a national securities exchange, and (iii) a Company Sale as a result of which the GSO Stockholders owns less than ten percent (10%) of the issued and outstanding Equity Securities or the equity securities of surviving entity following such Company Sale (unless waived by the GSO Majority); provided that, notwithstanding the foregoing, (A) the Director nomination rights set forth in Section 2.1(a)(i)(A), (B) the consent rights set forth in Section 2.6, (C) the Registration rights of the GSO Stockholders set forth in Section 6.2 and Section 6.3, (D) the deregistration rights set forth in Section 6.16(c) and (E) the rights and obligations contemplated by Section 6.15, shall, in each case, survive any termination pursuant to the preceding clause (i) or clause (ii) (other than with respect to the Director nomination rights set forth in Section 2.1(a)(i)(A) which shall be limited to the extent necessary to comply with applicable national securities exchange).

(b)         Notwithstanding any of the foregoing, the provisions of Section 2.5, Section 3.3, Section 6.7 and this Article VIII shall survive any termination of this Agreement.  Nothing in this Section 8.2 shall relieve any party from liability for any breaches of any provision of this Agreement prior to the termination thereof in accordance with the foregoing.

Section 8.3           Entity Form of Company; Governing Documents.

(a)        The Company shall be constituted as a C-corporation; provided that, for so long as the GSO Stockholders own the number of Company Common Shares equal to or greater than twenty-five percent (25%) of the Company Common Shares that they owned, in the aggregate, on the Closing Date (subject to adjustment for stock splits, stock subdivisions, and other similar actions), the GSO Majority, with prior notice and consultation with the Debtors may elect to constitute the Company in a different corporate, company partnership or other entity form.

Section 8.4           Amendments and Waivers.  No amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against any of the parties without the prior written approval of the Board; provided that any amendment that materially and disproportionately adversely affects the obligations or rights of any Stockholder (or class of Stockholders) relative to any other Stockholders (or any other classes of Stockholders) shall require the consent of the Stockholders representing a majority of the Equity Securities so adversely affected.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 8.5           Successors, Assigns and Transferees.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 8.6           Legends.  All certificates representing Equity Securities held by each Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

Section 8.7          Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified if delivered during normal business hours of the recipient, if not, then on the next Business Day, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (d) two (2) Business Days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt or (e) if delivered by email, on the day of delivery to the email address specified in this Section 8.7, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Company, to:

Legacy Reserves Inc.
303 W. Wall Street, Suite 1800
Midland, TX 79701
Attention: Albert E. Ferrara, III
Email Address: bferrara@legacyreserves.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1000 Louisiana Street, Suite 5900
Houston, TX 77002
Email Addresses: gvlahakos@sidley.com; vsekhon@sidley.com
Attention: George J. Vlahakos & Vijay S. Sekhon

if to the GSO Stockholders, to:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10011
Facsimile Number: (212) 751-4864
Email Address: jonathan.rod@lw.com
Attention: Jonathan R. Rod, Esq.

Section 8.8          Further Assurances.  Without limiting anything contained in this Agreement and subject thereto, at any time or from time to time after the Closing Date, the parties hereto agree to cooperate with one another, and at the request of any other party, to execute and deliver any further reasonable instruments or documents and to take all such further reasonable action as any other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 8.9         Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement and the other agreements contemplated hereby embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.  For the avoidance of doubt, nothing in this Section 8.9 shall affect, amend, limit or otherwise modify the rights and obligations of any Person (including the parties hereto) under any other written agreement to which such Person is a party (collectively, “Other Agreements”); provided, however, that in the event of any contradiction or inconsistency between the provisions of this Agreement and the provisions of any Other Agreement, the provisions of this Agreement shall control with respect to the Company, its Subsidiaries and the Stockholders.

Section 8.10        Organizational Documents.  In the event that any provisions of this Agreement conflict or are inconsistent with the provisions of the Charter or the Bylaws, the provisions of this Agreement shall control, and each of the parties to this Agreement covenants and agrees to vote its Equity Securities and to take any other action reasonably requested by the Company or any Stockholder to amend the Charter or the Bylaws, as the case may be and to the maximum extent permitted by Applicable Law, so as to avoid or eliminate any conflict with the provisions hereof.

Section 8.11        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

Section 8.12         Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflicts of law principles thereof to the extent such principles would require or permit the application of laws of another jurisdiction.  The parties hereto irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery (or, if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware) in any action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action may and shall be heard and determined in such state or federal court.  The parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and any rights they may have to transfer or change venue of such action or proceeding.  The parties hereto further agree, to the fullest extent permitted by law, that judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment.  EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.  (A) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 8.14        Enforcement.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 8.15         Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 8.16       No Recourse.  Notwithstanding anything to the contrary in this Agreement, the Company and each Stockholder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any former, current or future director, officer, employee, agent, advisor, attorney, representative, general or limited partner, stockholder or member of any Stockholder or of any Affiliate or assignee thereof, or any former, current or future director, officer, employee, agent, advisor, attorney, representative, general or limited partner, stockholder or member of the foregoing (each a “Stockholder Affiliate”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation, theory or other Applicable Law or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred, whether by piercing of the corporate (or limited liability company or limited partnership) veil, by a claim (whether at law, in equity, in contract, in tort or otherwise), by any Stockholder Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 8.17         Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s).

Section 8.18        No Partnership.  Nothing in this Agreement and no actions taken by the parties hereto under this Agreement shall constitute a partnership, joint venture, association or other co-operative entity between any of the parties hereto or cause any party hereto to be deemed the agent of any other party for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the Closing Date.

LEGACY RESERVES INC.

By:	/s/ James Daniel Westcott
Name: James Daniel Westcott
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the Closing Date.

GSO ENERGY SELECT OPPORTUNITIES FUND AIV-3LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-A LP

By:	/s/ Marisa J. Beeney
Name: Maris J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-B LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-C LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-C II LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ENERGY PARTNERS-D LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO CSF III AIV-3 LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO ADGM I LGCY LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

CANYON LR HOLDINGS LLC

By:	Canyon Capital Advisors LLC, its
Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

CANYON-SL VALUE FUND, L.P.

By:	Canyon Capital Advisors LLC, its
Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

CANYON BLUE CREDIT INVESTMENT
FUND L.P.

By: Canyon Capital Advisors LLC, its
co-Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

By: Canyon Partners Real Estate LLC, its
co-Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

CANYON NZ-DOF INVESTING, L.P.

By: Canyon Capital Advisors LLC, its
Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

CANYON VALUE REALIZATOIN FUND, L.P.

By: Canyon Capital Advisors LLC, its
Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

COLYER INTERESTS, LLC

By:	/s/ Wilkie Colyer
Name: Wilkie Colyer

WILKIE S. COLYER, JR. SEP IRA

By:	/s/ Wilkie Colyer
Name: Wilkie Colyer

CCC RESOURCES, LTD

By:	/s/ Wilkie Colyer
Name: Wilkie Colyer

WILKIE COLYER

By:	/s/ Wilkie Colyer
Name: Wilkie Colyer

JCG 2016 HOLDINGS, LP

By:	/s/ John C. Goff
Name: John C. Goff
Title: Manager, JCG 2016 Management, LLC, as General Partner

THE JOHN C. GOFF 2010 FAMILY TRUST

By:	/s/ John C. Goff
Name: John C. Goff
Title: Trustee

JOHN C. GOFF (SEP-IRA)

By:	/s/ John C. Goff
Name: John C. Goff

KULIK PARTNERS, LP

By:	/s/ John C. Goff
Name: John C. Goff
Title: Manager, Kulik GP, LLC, as General Partner

CUERNO LARGO PARTNERS, LP

By:	/s/ John C. Goff
Name: John C. Goff
Title: Chief Executive Officer, Goff Capital, Inc., as General Partner

GOFF FAMILY INVESTMENTS, LP

By:	/s/ John C. Goff
Name: John C. Goff
Title: Chief Executive Officer, Goff Capital, Inc., as General Partner

THE GOFF FAMILY FOUNDATION

By:	/s/ John C. Goff
Name: John C. Goff
Title: Sole Board Member

GOFF REN HOLDINGS, LLC

By:	/s/ John C. Goff
Name: John C. Goff
Title: Chief Executive Officer, GFS REN GP, LLC, as Manager

JILL GOFF ROLLOVER IRA

By:	/s/ Jill Goff
Name: Jill Goff

JILL GOFF

By:	/s/ Jill Goff
Name: Jill Goff

J.H. LANE PARTNERS MASTER FUND, LP

By:	/s/ Haskel Ginsberg
Name: Haskel Ginsberg
Title: CFO

MGA INSRUANCE COMPANY, INC.

By:	/s/ Terence J. Lynch
Name: Terence J. Lynch
Title: Senior Vice President

LINDA E. STALLINGS, WFCS CUSTODIAN ROTH IRA

By:	/s/ Linda E. Stallings
Name: Linda E. Stallings

ROBERT W. STALLINGS, WFCS CUSTODIAN ROTH IRA

By:	/s/ Robert W. Stallings
Name: Robert W. Stallings

DOUBLELINE INCOME SOLUTIONS FUND

By:	/s/ Earl Lariscy
Name: Earl Lariscy
Title: Vice President

SCHEDULE 1

GSO STOCKHOLDERS

1.	GSO ENERGY SELECT OPPORTUNITIES FUND AIV-3LP
2.	GSO ENERGY PARTNERS-A LP
3.	GSO ENERGY PARTNERS-B LP
4.	GSO ENERGY PARTNERS-C LP
5.	GSO ENERGY PARTNERS-C II LP
6.	GSO ENERGY PARTNERS-D LP
7.	GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP
8.	GSO CSF III AIV-3 LP
9.	GSO ADGM I LGCY LP

SCHEDULE 2

NOTEHOLDER BACKSTOP STOCKHOLDERS

1.	Canyon LR Holdings LLC
2.	Canyon NZ-DOF Investing, LP
3.	Canyon-SL Value Fund LP
4.	Canyon Blue Credit Investment Fund, LP
5.	Canyon Value Realization Fund, LP
6.	Jill Goff IRA Rollover
7.	Jill Goff
8.	Kulik Partners, LP
9.	JCG 2016 Holdings, LP
10.	John C. Goff 2010 Family Trust
11.	The Goff Family Foundation
12.	Goff Family Investments, LP
13.	John C. Goff (SEP-IRA)
14.	Cuerno Largo Partners, LP
15.	Goff REN Holdings, LLC
16.	DoubleLine Income Solutions Fund
17.	Keith B Ohnmies IRA Contributory
18.	Keith B Ohnmies
19.	Cynda Peralta-Ramos Revocable Trust
20.	Kennedy S Kirkpatrick Irrevocable Trust
21.	Cushman, Louis Blauvelt
22.	Theodore C Anderson
23.	Cameron Curtis Kirkpatrick 1
24.	Cameron Curtis Kirkpatrick 2
25.	Kaleigh Brooke Kirkpatrick
26.	Lori C Canale
27.	Gregg Anigian & D Anigian
28.	Wesson Family Foundation
29.	Patsy C Wesson
30.	Stephen M Dynia 1
31.	Stephen M Dynia 2
32.	Libby Oldham Massie
33.	David S Wesson
34.	Jason Anderson IRA Rollover
35.	Cameron Curtis Kirkpatrick SEP-IRA
36.	Wesson Investments LP
37.	Ralph W Massie MD International
38.	D Wesson & K Kirkpatrick
39.	Ralph W Massie MD
40.	Anigian Family Partnership LTD
41.	Terry A Winchell SEP-IRA
42.	Jason Anderson & Holly Anderson JT TEN
43.	D Wesson & M Wesson-Aleman

44.	Keith B Ohnmies SEP-IRA
45.	Pamela Phillips IRA Contributory
46.	Keith B Ohnmeis Foundation
47.	J.H. Lane Partners Master Fund LP
48.	MGA Insurance Company, Inc
49.	Colyer Interests, LLC
50.	Wilkie S. Colyer, Jr. SEP IRA
51.	CCC Resources, Ltd
52.	Wilkie S. Colyer, Jr.
53.	Linda E. Stallings, WFCS Custodian Roth IRA
54.	Robert W. Stallings

SCHEDULE 3

CAPITALIZATION TABLE

[SEE ATTACHED]

SCHEDULE 4

INITIAL DIRECTORS

GSO Designees:

1.	Robert Horn

2.	Robert W. Baker

3.	Valerie Kritsberg

4.	David Coppe

Noteholder Backstop Director: Rick Betz

CEO Director: James Daniel Westcott

Officer Director: Kyle M. Hammond

SCHEDULE 5

INITIAL OFFICERS

Name	Title
James Daniel Westcott	Chief Executive Officer
Kyle M. Hammond	President and Chief Operating Officer
Robert L. Norris	Chief Financial Officer
Albert E. Ferrara, III	General Counsel and Corporate Secretary
Cory J. Elliott	Chief Information Officer
Micah C. Foster	Chief Accounting Officer and Controller
John Eklund	Vice President – Permian Basin Operations
David J. Hartmann	Vice President – Corporate Reserves and Planning

EXHIBIT A

Joinder Agreement

Reference is hereby made to the Stockholders Agreement (the “Stockholder Agreement”), dated as of December 11, 2019, by and among by and among Legacy Reserves Inc., a Delaware corporation, each of the Persons who are listed on Schedule 1 thereto, each of the Persons who are listed on Schedule 2 thereto, and each Person who later became a party thereto pursuant to Article IV thereof.

The undersigned agrees, by execution hereof, to become a party to, to adhere to and to be bound by the terms and provisions of the Stockholders Agreement as a [TYPE OF STOCKHOLDER] party thereto and to have the rights and obligations of a [TYPE OF STOCKHOLDER ].  Without limiting the generality of the foregoing, the undersigned hereby makes the representations and warranties set forth in Section 7.1 of the Stockholders Agreement anew, with respect to itself, as of the date of this Joinder Agreement.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of __________ ___, ____.

[NAME OF NEW STOCKHOLDER]

Name:
Title:

Acknowledged by:

LEGACY RESERVES INC.

By:
Name:
Title:

EXHIBIT B

Form of ROFO Response

This ROFO Response is made as of the date written below by the undersigned GSO Stockholder(s) in accordance with the Stockholders Agreement dated as of December 11, 2019 (the “Stockholders Agreement”) by and among the Company and the other Persons who are or become party thereto from time to time.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

In response to the ROFO Notice dated as of [●] delivered by the Transferring ROFO Stockholder, regarding a proposed Transfer of ROFO Shares as set forth in such ROFO Notice, the undersigned GSO Stockholder(s) hereby confirm(s) [its/their] good faith interest in acquiring [●] ROFO Shares in accordance with the Stockholders Agreement at the following Desired Price per Share: $[●].

[NAME OF GSO STOCKHOLDER(S)]
By:
Name:
Title:
Date: